SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                       of the Securities Exchange Act 1934

         Filed by the Registrant [x]
         Filed by a Party other than the Registrant [ ]

Check the appropriate box:
         [ ] Preliminary Proxy Statement
         [X] Definitive Proxy Statement
         [ ] Definitive Additional Materials
         [ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                                              The Canton Industrial Corporation
                (Name of Registrant as Specified in Its Charter)

                                                Richard D. Surber, President
                     (Name of Person Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

[ ]     $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule. 14a-6(i)(3).
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

         1)  Title of each class of securities to which transaction applies.


         2)  Aggregate number of securities to which transaction applies:


         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11.*


         4)  Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------

* Set forth the amount on which the filing fee is calculated and state how it was determined.

[X] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee
         was paid  previously.   Identify  the  previous filing  by registration
         statement number, or the Form of Schedule and the date of its filing.

         1)  Amount Previously Paid:
             $125
         2)  Form, Schedule or Registration Statement No.:
             Schedule 14(a) Preliminary Proxy Materials
         3)  Filing Party:
             Registrant
         4)  Date Filed
             May 16, 1996

                       THE CANTON INDUSTRIAL CORPORATION

                          268 West 400 South, Suite 300
                           Salt Lake City, Utah 84101



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 18, 1996


TO THE SHAREHOLDERS OF THE CANTON INDUSTRIAL CORPORATION:


         You are cordially invited to attend the annual meeting of the shareholders (the "Annual Meeting") of The Canton Industrial Corporation (the "Company") to be held at the offices of the Company, 268 West 400 South, Suite 300, Salt Lake City, Utah, on Tuesday, June 18, 1996, commencing at 10:00 A.M. Mountain Daylight Time. The purpose of this Annual Meeting is to consider and vote on the following proposals, as more fully described in the accompanying Proxy Statement:


          1.   To amend the Company's  Articles of Incorporation by changing the
               Company's  name  from  The  Canton   Industrial   Corporation  to
               CyberAmerica Corporation.

          2. To elect Richard Surber, Philip Lamb and Lorin Pace to the Board of Directors.

          3. To ratify the selection of Andersen, Andersen, and Strong, L.C. as the Company's independent auditors for the fiscal year ending December 31, 1996.

          4. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.


         The complete text of these proposals and the reasons the Company's Board of Directors has proposed their adoption are contained in the Proxy Statement attached hereto and I urge you to carefully study them. If you do not plan to attend the Annual Meeting, you are respectfully requested to sign, date, and return the enclosed Form of Proxy promptly. You may return the Form of Proxy by mail or by faxing the signed Form to the Company's offices at (801) 575-8340. A return envelope is enclosed for your convenience.


FOR THE REASONS STATED HEREIN, THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSALS SET FORTH IN THE PROXY STATEMENT. YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. TO BE SURE THAT YOUR SHARES WILL BE VOTED AT THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED FORM OF PROXY. THIS WILL NOT PREVENT YOU FROM ATTENDING THE MEETING AND VOTING YOUR SHARES IN PERSON.

         Only shareholders of record as shown on the Company's books at the close of business on May 27, 1996 (the "Record Date") will be entitled to vote at the Annual Meeting or any adjournment thereof. A list of the Company's shareholders entitled to notice of, and vote at, the Annual Meeting will be made available during regular business hours at the Company's corporate offices at 268 West 400 South, Suite 300, Salt Lake City, Utah from the date of this notice for inspection by any shareholder for purposes germane to the Annual Meeting.


BY ORDER OF THE BOARD OF DIRECTORS
Susan S. Waldrop, Secretary
Salt Lake City, Utah
Dated:  May 29, 1996

                                 PROXY STATEMENT

                        THE CANTON INDUSTRIAL CORPORATION
                          268 West 400 South, Suite 300
                           Salt Lake City, Utah 84101


I.  INFORMATION CONCERNING SOLICITATION AND VOTING


         This Proxy Statement is being furnished in connection with the solicitation of proxies on behalf of the Board of Directors of The Canton Industrial Corporation, a Nevada corporation with principal offices at 268 West 400 South, Suite 300, Salt Lake City, Utah, 84101 (the "Company"), to be voted at the Annual Meeting of shareholders to be held on June 18, 1996, and/or at any adjournment thereof. The Company's telephone number is (801) 575-8073. A Notice of the Annual Meeting of Shareholders and Annual Report as required by Rule 14a-3 under the Securities Exchange Act of 1934 accompany this Proxy Statement and Form of Proxy. The Annual report is attached as an appendix to this Proxy Statement. The approximate date of mailing for these materials is May 29, 1996.


         The Company itself is soliciting proxies to the shareholders of record and it alone will bear the costs associated with such solicitation. No additional compensation will be paid to any director, officer, or regular employee for the solicitation of proxies. The Company also expects to utilize the services of Automated Data Processing Corporation in contacting beneficial owners whose shares are held in street name. The Company expects the costs of such services not to exceed $2,500. In addition to soliciting proxies by mail, the Company's employees may solicit proxies personally, by telephone or by facsimile. The Company expects such other solicitation to do no more than request that Forms of Proxy be signed and returned.


         Please return the enclosed Form of Proxy immediately. A Form of Proxy may be returned by faxing the Form, once signed, to the Company's corporate offices at (801) 575-8340 or by mailing the Form in the enclosed envelope. When a Form of Proxy is returned to the Company properly executed and not revoked, the shares represented thereby will be voted at the Annual Meeting and/or any adjournment thereof by Susan S. Waldrop, the Company's Secretary (hereinafter known as the "Proxy Holder"). Forms of Proxy may be returned by mailing in the enclosed envelope or by faxing the Form of Proxy to (801) 575-8340. If the Form of Proxy is signed with preferences indicated, the shares represented thereby will be voted accordingly. Forms of Proxy signed by shareholders but lacking any such specification will be voted in favor of the proposals set forth in the Notice of Annual Meeting of Shareholders. The Company does not know of any other matters not included as proposals which will be presented for action at the Annual Meeting. However, the Proxy Holder intends to vote on, and act with respect to, any other proposal which may be properly presented in accordance with her best judgment. A stockholder submitting a Form of Proxy may revoke it at any time before it is voted at the Annual Meeting by executing a Form of Proxy bearing a later date or by sending a written revocation addressed to the Corporate Secretary of The Canton Industrial Corporation, 268 West 400 South, Suite 300, Salt Lake City, Utah, 84101. A shareholder who attends the Annual Meeting may also revoke a previously executed proxy by voting a ballot at the Annual Meeting. The Board of Directors recommends a vote FOR all the proposals discussed in this Proxy Statement.

         Only shareholders of record at the close of business on May 27, 1996 (the "Record Date") are entitled to vote at the Annual Meeting. On the Record Date there were 7,161,822 shares of the Company's common stock, $0.001 par value ("Common Stock"), issued, outstanding, and entitled to vote. Holders of Common Stock, the Company's only class of voting stock, are entitled to one vote per share on each issue proposed at the Annual Meeting. The proposal to amend the Restated Articles of Incorporation by changing the Company's name shall be adopted by receiving the affirmative vote of a majority of the issued and outstanding shares of Common Stock. All other proposals voted upon at the Annual meeting shall be adopted upon receiving the affirmative vote of a majority of the shares represented by person or proxy at the Annual Meeting.


         Holders of a majority of the Common Stock issued and outstanding on the Record Date must be represented in person or by proxy at the Annual Meeting to constitute a quorum for conducting business. Any shares which abstain from voting will be counted for the purpose of obtaining a quorum but will not be counted in calculating the votes for the proposals. Broker non-votes will not be counted either for purposes of determining a quorum or in calculating the vote on any proposal.

II.  SHAREHOLDER BALLOT ITEMS

   A.Proposal  Number  One:  Amendment  to Restated  Articles  of  Incorporation
     Changing Company's Name to CyberAmerica Corporation


         The Company was originally incorporated on July 10, 1984. Soon after, the Company acquired substantially all of the assets of a manufacturing plant located in Canton, Illinois, which it operated until February 1988. At that time, the Company filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Central District of Illinois. Under the leadership of current management, the Company began to operate a tire recycling business in its Canton plant. Due to tire shredding equipment that failed to perform according to the manufacture's specifications, this venture was largely unsuccessful. Accordingly, the Company discontinued its tire shredding operations in the third quarter of 1993.

         Since 1993, the Company has changed the focus of its operations. The Company, through its subsidiary, Canton Financial Services Corporation, provides a range of financial consulting services targeted to distressed public companies and private entities seeking to become publicly owned. The services provided by the Company include document preparation, capital formation, financial analysis, debt settlement, and general corporate problem solving. The Company also acquires, manages, leases, and sells commercial real estate holdings. It seeks to acquire real estate with little or no cash and turn these properties into profitable assets. In pursuit of this objective, the Company has purchased, or leased with the option to purchase, properties throughout the United States.

         The newest division of the Company's current operations involves the provision of Internet related business services. The Company is currently creating electronic shopping malls on the Internet and sites within these malls. It is also designing "Net Safari," a revolutionary search engine that should be available soon. This engine specifically targets searches to virtual shopping malls located throughout the world, and will therefore greatly facilitate the purchase and sale of products online. The Company is optimistic about the future market for Internet related business and marketing services. It is aggressively searching for new ways to enter this market.

         In the opinion of the Board of Directors, the Company's current name, The Canton Industrial Corporation, no longer reflects the Company's operations or objectives. The Company has discontinued all of its manufacturing operations and now focuses primarily on financial consulting, real estate and Internet services. Moreover, in the Company's opinion, the name The Canton Industrial Corporation retains the stigma associated with the voluntary bankruptcy petition filed by the prior management group, even though the Company exited bankruptcy on November 17, 1994. Accordingly, the Board of Directors is recommending that the Company change its name to CyberAmerica Corporation. The proposed name better reflects the Company's entry into the market for 21ST century virtual business systems and coincides with its emphasis on aggressively developing
Internet products and services. The names of all the Company's subsidiaries, including Canton Financial Services Corporation, will remain unchanged by this proposal.

         To officially change the name of the Company from The Canton Industrial Corporation to CyberAmerica Corporation, the Company must amend its Restated Articles of Incorporation. To effect this amendment, the Company must obtain the approval of the owners of a majority of the Company's issued and outstanding Common Stock.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT TO THE RESTATED ARTICLES OF INCORPORATION CHANGING THE COMPANY'S NAME FROM THE CANTON INDUSTRIAL CORPORATION TO CYBERAMERICA CORPORATION.


   B. Proposal Number Two: Election of Directors

         The Company's Restated Articles of Incorporation provide that the Board of Directors shall consist of no less than three (3) and no more than seven (7) members. Three directors will be elected at the Annual Meeting and each director elected will hold office until the next annual meeting of shareholders. Provided a quorum is present, the affirmative vote of a majority of shares of Common Stock represented at the Annual Meeting is necessary to elect each director. Shareholders are not entitled to cumulate their votes for the election of directors.

         Each of the nominees listed below is currently serving as a director of the Company and their terms of office expire upon the election of new directors. Each of the current directors has indicated his willingness to serve if reelected. If any nominee becomes unable to serve, each proxy conferring authority to vote for the nominee will be voted, in the discretion of the Proxy Holder, for any substitute nominee designated by the board of directors. The following directors are nominated for reelection:

          Richard D. Surber, age 23, was appointed to the Board of Directors of the Company in June 1992 and was appointed as its Chief Executive Officer in March 1994. He was appointed as the Company's President on May 6, 1996, and served a prior term as President from March 1994 to August 1995. Mr. Surber was the Company's Secretary from June 1992 to March 1994. Since 1991, Mr. Surber has been a professional consultant for various public and private companies. Mr. Surber is a graduate of the University of Utah with a B.S. in Finance and is currently attending the University of Utah, College of Law. Mr. Surber is also the president and sole director of A-Z Professional Consultants, Inc. ("A-Z"), Wasatch Capital Corporation ("WCC"), and Investment Sanctuary Corporation ("ISC").


          During the last two years, the Company has completed several transactions with A-Z, WCC, and ISC. Richard Surber is the president and sole director of all three corporations. Because of his respective positions with A-Z, WCC, ISC, and the Company, Mr. Surber may be deemed to have had an indirect interest in the transactions listed below.

          On December 22, 1995, the Company entered into two Stock Option Agreements, one with A-Z, and one with ISC. Pursuant to the Agreements, the Company granted options (the "Options") to A-Z and ISC giving each the respective right to purchase a quantity of shares of the Company's Common Stock equivalent to 26% and 25% of the issued and outstanding shares on the exercise date. The exercise price of the Options was established in the Agreements at $0.59 per share. The Options can be exercised in full or in part in accordance with the terms of the Agreements and any Stock Option Plan the Company may have in effect at the time of exercise. Notice must be delivered to the Company setting forth the number of shares to be optioned together with either: (a) a certified check or bank check payable to the Company; or (b) other consideration acceptable to the Company, which consideration shall be approved by the Board of Directors of the Company, with the exclusion of a promissory note, which shall not be acceptable. The Options were granted to compensate Richard Surber, Allen Wolfson, ISC, and A-Z for consulting services rendered to the Company as well as to entice them to continue to perform such services for the Company. Allen Wolfson is the uncle of Mr. Surber, as well as the sole shareholder in A-Z. The granting of the Options effectively gives control of the Company to Allen Wolfson and Richard Surber.


          Since 1992, A-Z has had agreements with the Company to provide consulting services, office space, supplies and equipment. The first such agreement was entered into in June 1992 and extended on substantially similar terms for an additional year by an Amended Management & Consulting Contract, dated May 7, 1993. Under these contracts, the Company was obligated to pay A-Z fees of 5,000 shares or $8,000 per month for services rendered after June 30, 1993. Additionally, A-Z was entitled to a bonus of ten percent (10%) of any transactions brought to closing as a result of A-Z's services or efforts ("Ten Percent Bonus"). The Company issued 27,105 shares of its restricted Common Stock and paid $120,000 to A-Z during 1993. On April 7, 1994, the Company and A-Z entered into an Amendment to the Amended Management & Consulting Contract ("Amendment") because of the difficulties in determining the value of the Ten Percent Bonus, the possibility of legal action and other issues involving the Ten Percent Bonus. Pursuant to the Amendment, the Ten Percent Bonus provision was removed completely from the Amended Management & Consulting Contract.


          Upon expiration of the Amended Management & Consulting Contract, the Company entered into a new one year Consulting Agreement dated June 1, 1994, but effective May 7, 1994. Under the Consulting Agreement, the Company agreed to pay A-Z $8,000 or 20,000 shares of the Company's restricted Common Stock each month. Instead of paying cash or issuing stock for services rendered through August 6, 1994, the Company and A-Z agreed the Company would assign its interest in a note made by TAC, Inc., a Utah corporation, and transfer carpet credits to A-Z. The Company's interest in the note and the credits were valued at $15,424 and $8,810, respectively. On September 30, 1994, A-Z and the Company terminated the Consulting Agreement. The Company agreed to pay A-Z for consulting fees earned and expenses incurred through the termination date.

          On May 1, 1995, the Company and A-Z entered into a Settlement Agreement to settle the fees and expenses earned and incurred by A-Z but unpaid as of the date A-Z's June 1, 1994 Consulting Agreement terminated. Pursuant to this Settlement Agreement, the Company issued Allen Wolfson, personally, 80,000 shares of its Common Stock. On August 30, 1995, the Company and A-Z entered into a one year Consulting Agreement whereby the Company agreed to again retain A-Z as one of its primary consultants.

          On December 30, 1994, the Company entered into a Stock Purchase and Debt Settlement Agreement with WCC. Under the terms of the agreement, the Company advanced WCC $208,702 which enabled WCC to exercise an option to purchase real estate located as 55-57, 61-65 West 100 South, Salt Lake City, Utah (the "Bennett Building"). Throughout the course of the year the Company advanced WCC an additional $67,849 for improvement and other expenses related to the Bennett Building. In exchange for these funds, the Company accepted a 20% interest in WCC. The Company's investment is secured by the Bennett Building and WCC is not allowed to dilute the Company's interest in WCC or lease, sell, exchange, or encumber the property in any way unless approved by the Company.

          On September 30, 1994, the Company retained ISC to provide consulting services for the Company. The agreement called for the Company to pay ISC $20,000 per month, either in cash or shares of the Company's restricted Common Stock valued at one-half of the average between the low bid and ask price to be paid on quarterly basis. The Company and ISC subsequently agreed that payments for services rendered by ISC would not begin accruing until January 1, 1995. No such payments were ever made, however, and ISC's rights under this agreement were eventually incorporated into the aforementioned December 22, 1995 Stock Option Agreement between ISC and the Company.

          On May 4, 1995, the Company, A-Z, ISC, Richard Surber and Allen Wolfson entered into an Assignment and Acknowledgment (the "Assignment"). The Assignment related to services ISC had rendered to the Company between January and April 1995 pursuant to a September 30, 1994 Consulting Agreement by and between ISC and the Company. ISC assigned all rights to fees from the Company to Richard Surber and Allen Wolfson personally. Mr. Surber and Mr. Wolfson were the primary consultants who performed the consulting services for the Company on behalf of ISC pursuant to the Consulting Agreement. Pursuant to the Assignment, the Company agreed to issue 167,000 shares of its Common Stock under the Company's 1994 Stock Option Plan. On May 9, 1995, the Company issued Mr. Surber 87,000 shares and Mr. Wolfson 80,000 shares.

          Mr. Surber is the subject of a lawsuit filed by Xeta Corporation, an Oklahoma corporation ("Xeta"), in the United States District Court for the District of Utah. Xeta seeks to recover $116,500 which it contends was fraudulently transferred to the Company by ATC II, Inc., a Delaware corporation ("ATC"), in order to avoid payment of a judgment that Xeta held against ATC. Xeta brought suit against the Company, as well as Mr. Surber individually in his capacity as a director of both the Company and ATC at the time the alleged transfer took place. The Company is defending the lawsuit both on its own behalf and on behalf of Mr. Surber, contending that the money transferred was consideration for bona fide services the Company rendered to ATC. On April 16, 1996, the Court granted Xeta's Motion for Summary Judgment against the Company, but denied the Motion as it pertains to Mr. Surber. The Company will continue to defend this lawsuit, which is still pending.

          Philip Lamb, age 37, was appointed to the Board of Directors in January 1995. Prior to his appointment, Mr. Lamb was an employee of the Company. From October 1994 to January 1995, he worked to obtain financing for new purchases and other funding needed by clients of the Company. Since January 1995, Mr. Lamb has been employed with Green-Tree Financial Services as the market representative for Utah. From 1993 to 1994, Mr. Lamb worked as a Loan Officer for Pacific Rim Financial Services. Prior to joining Pacific Rim, Mr. Lamb had been a Branch Area Manager for Zions First National Bank in Salt Lake City, Utah. His duties included managing a successful group of branches for the bank, supervising all lending operations at his branch and managing day to day operations of the bank. Mr. Lamb is also the owner of Mountain West Management, a rental property management firm in Orem, Utah.


          Lorin Pace, age 70, was appointed to the Board of Directors in April 1995. Mr. Pace served as a representative of the Utah House of Representatives from 1964 to 1986; Speaker of the House from 1969 to 1970; House Minority Leader from 1971 to 1972; a member of the Utah State Senate from 1986 to 1990; and was a practicing attorney from 1953 to 1993. Since 1993, Mr. Pace has worked as an independent consultant. Mr. Pace received a B.S. in Mathematics and B.A. in Spanish from the University of Utah and Brigham Young University, respectively, and a J.D. from the University of Utah College of Law.

     Based solely upon a review of Forms 3, 4 and 5 furnished to the Company, the Company is not aware of any person who, at any time during the fiscal year ended December 31, 1995, was a director, officer, or beneficial owner of more than ten percent of the Common Stock of the Company, and who failed to file on a timely basis reports required under Section 16(a) of the Securities Exchange Act of 1934 during such fiscal year.


     The Company does not have any standing audit, nominating, compensation, or similar committees. During the 1995 fiscal year, the Board of Directors held nine regularly scheduled and special meetings. Each member attended at least 75 percent of those meetings.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.

   C.Proposal  Number  Three:  Ratification  of  Andersen,  Andersen & Strong as
     Independent Auditors for the Fiscal Year Ending December 31, 1996

     On December 30, 1995, the Company received the resignation of its independent auditor, Smith & Company. Neither of Smith & Company's reports on the financial statements for the past two years contained an adverse opinion or disclaimer of opinion, nor were they modified as to uncertainty, audit scope or accounting principles. However, the financial statements included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1993, prepared by Smith & Company, included a single sentence expressing Smith & Company's doubt as to the Company's ability to continue as a going concern. There were no disagreements between Smith & Company and the Company on any matter of accounting principles, financial statement disclosure or auditing scope or procedure during the two most recent fiscal years and all subsequent periods.

     On January 2, 1996, the Company's Board of Directors engaged Andersen, Andersen & Strong, L.C. to serve as the Company's certified accountants for the fiscal year 1995. Andersen, Andersen & Strong audited the Company's financial statements for 1995 and the Board of Directors has also selected them as the Company's independent auditors for fiscal year 1996. Although it is not required to do so, the Board of Directors wishes to submit the selection of Andersen, Andersen, & Strong to the shareholders for ratification. If the selection of Andersen, Andersen & Strong is not ratified, the Board of Directors may reconsider its selection. The Company will request that a representative of Andersen, Andersen & Strong attend the Annual Meeting and make a statement or, at that representative's discretion, answer appropriate questions. The Company expects that representative to be present at the Annual Meeting. The Company will also invite a representative of Smith & Company to attend the Annual Meeting, but does not expect that representative to be present at the Annual
Meeting. Approval of this proposal requires the affirmative vote of a majority of the votes cast by shareholders entitled to vote at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF ANDERSEN, ANDERSEN & STRONG AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1996.

III.  MANAGEMENT OF THE COMPANY

   A. The Company's Officers

     Below is a list of all of the Company's current officers  excluding Richard
D. Surber, the Chief Executive Officer and President. The information includes the time for which each officer has held office and the business experience of each during the last five years. For more information on Mr.
Surber, please see the above proposal for the election of directors.

          Kevin S. Woltjen, age 27, was appointed Vice President of the Company in August 1995 by the Board of Directors and has been employed as a consultant and as in-house legal counsel by the Company since November 1994. Mr. Woltjen has been an attorney licensed to practice law in the State of Illinois since 1994. Between 1991 and 1994, Mr. Woltjen studied for and received a J. D. and a M.B.A., with Distinction, from DePaul University in Chicago, Illinois. Mr. Woltjen received a B.A. in History from Southern Methodist University in Dallas, Texas.

          Susan S. Waldrop, age 26, was appointed Chief Financial Officer and Secretary/Treasurer of the Company in October 1995 and has been employed by the Company as an accountant since June 1994. Between 1987 and 1990, Ms. Waldrop worked as an accountant and office manager for a title insurance company and a building materials supplier, while studying for her B.S. in Accounting. Between 1990 and 1994, Ms. Waldrop studied for and received a B.S. in Accounting and a Masters of Professional Accountancy from Weber State University in Ogden, Utah.


  B.  Changes in Control of Company


     On May 6, 1996, the Board of Directors dismissed Steven A. Christensen as President of the Company. The reason for the dismissal was the Board's determination that Mr. Christensen had failed to adequately manage the Company during his nine-month tenure as President. Mr. Christensen was replaced as President by Richard D. Surber, pursuant to a unanimous resolution of the Board of Directors effective May 6, 1996. Mr. Surber gained control of the Company due, in part, to his direct and indirect ownership of stock options which, if exercised, would give Mr. Surber a majority interest in the Company's outstanding shares. Mr. Surber has also served a previous term as the Company's President from March 1994 to August 1995. For more information on Mr. Surber or his indirect control of the Company, see the above proposal for election of directors. The Company knows of no arrangements or understandings which may lead to a further change of control in the Company.

IV.  COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS


  A.  Executive Compensation

     No compensation in excess of $100,000 was awarded to, earned by, or paid to any executive officer of the Company during 1995. The directors of the Company are paid a salary of $300 per meeting. The following table and the accompanying notes provide summary information for each of the last three fiscal years concerning cash and non-cash compensation paid to or accrued by the Company's Chief Executive Officers: Ramon Smullin (June 1992 - August 1993); Alan D. Hansen (August 1993 - December 1993); and Richard D. Surber (March 1994 - Present). The notes accompanying the information in the table below are necessary for a complete understanding of the figures provided. All references to share amounts reflect the 1-for-10 reverse stock split effective August 1, 1994.

                         SUMMARY COMPENSATION TABLE

                      Annual Compensation                              Long Term Compensation
                                                                  Awards                    Payouts
                                                         Restricted   Securities
Name and Principal .                          Other Annual   Stock   Underlying   LTIP    All Other
     Position ......   Year   Salary   Bonus  Compensation  Award(s)  Options   Payouts  Compensation
                               ($)      ($)       ($)       ($)       SARs(#)    ($)       ($)
  Alan D. Hansen ...   1995     --      --        --         --        --
      Former CEO ...   1994     --      --        --        54,000     15,000     --        --
     and V.P .......   1993   22,615    --      22,615      12,500     18,500     --        --
   Ramon Smullin ....  1995     --      --        --         --         --        --        --
      Former CEO ...   1994     --      --        --        48,000    100,000     --        --
                       1993    9,180    --        --       127,167      9,859     --        --
  Richard Surber ....  1995   30,000    --        --         --         --        --      41,677(1)
   Current CEO and ..  1994   21,000    --        --        50,000      --        --        --
     President .....   1993     --      --        --         --         --        --        --

     (1) This compensation was paid to Mr. Surber, personally, in the form of 87,000 shares of the Company's Common Stock, valued at $0.48 per share, in consideration of consulting services rendered by Mr. Surber over a three month period pursuant to a consulting agreement between the Company and Investment Sanctuary Corporation, a Utah corporation, of which Mr. Surber is president and sole director and shareholder. The shares issued to Mr. Surber were issued pursuant to Form S-8 and Registration Statement and Reoffer Prospectus filed with the Securities and Exchange Commission on May 9, 1995. The price per share was determined by calculating the average monthly bid price for the three months during which consulting services were rendered.


     During the fiscal year ended December 31, 1993, the Company established a Stock Option Plan (the "1993 Plan") for its employees and consultants. Under the 1993 Plan, options to purchase 600,000 shares were allowed to be granted. The 1993 Plan was registered with the Securities and Exchange Commission ("SEC") pursuant to Form S-8 under the Securities Act of 1993, as amended ("Form S-8"). During the year ended December 31, 1994, the Company established a Stock Option Plan (the "1994 Plan") for its employees and consultants. The 1994 Plan was registered with the SEC pursuant to Form S-8. Under the 1994 Plan, options to purchase 500,000 shares were allowed to be granted. As of December 31, 1995, all shares included in the 1993 and 1994 Plans had been issued.

     In January 1996, the Company established a Stock Option Plan (the "1996 Plan") for its employees and consultants. The 1996 Plan was registered with the SEC pursuant to Form S-8. Under the 1996 Plan, options to purchase 1,000,000 shares of the Company's Common Stock may be granted. The 1996 Plan is designed to provide compensation and incentive bonuses to the Company's employees and consultants who, due to current financial constraints of the Company, cannot be adequately compensated in cash.


  B.  Options Granted and Exercised


     During the 1995 fiscal year, the Company granted options to purchase Common Stock to both Investment Sanctuary Corporation ("ISC") and A-Z Professional Consultants, Inc. ("A-Z"). None of these options have been exercised as of May 24, 1996. Richard Surber, the Company's president, chief executive officer and director, is also the president and sole director of both ISC and A-Z. Mr. Surber is therefore deemed to have indirect control over the shares represented by these options. For more information on these options and the Stock Option Agreements pursuant to which they were granted, see the proposal to reelect Richard Surber as director. The following two tables summarize the options that have been granted to the Company's chief executive officer and owners of more than 5% of the Company's outstanding Common Stock between the beginning of the 1995 fiscal year and May 24, 1996. The tables also summarize the value of options which remain unexercised as of May 24, 1996.


                                  [THIS SPACE LEFT INTENTIONALLY BLANK]


                      1. OPTION GRANTS IN LAST FISCAL YEAR

                          Number of Securities        % of Total Options Granted       Exercise        Expiration
       Name          Underlying Options Granted(#)    to Employees in Fiscal Year   Price($/Share)        Date
       ----          -----------------------------    ---------------------------   --------------     -----------


   Investment                 3,572,360 (1)                       46.8%                   0.59         December 22,
   Sanctuary                                                                                            2000
   Corporation
   A-Z Professional           3,555,253 (2)                       48.7%                   0.59         December 22,
   Consultants, Inc.                                                                                        2000

                 2. AGGREGATED OPTION EXERCISES 1995 FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES
                                                                Securities Underlying        Value of Unexercised
                      Shares Acquired                         Unexercised Options as of     "in-the-Money" Options
       Name           on Exercise (#)   Value Realized ($)        May 24, 1996 (#)            as of May 24, 1996
       ----           ---------------   ------------------        ----------------            ------------------
   Investment             - 0 -              - 0 -                 3,572,360 (1)               $4,608,344 (3)
   Sanctuary
   Corporation
   A-Z Professional       - 0 -              - 0 -                 3,555,253 (2)               $4,586,276 (4)
   Consultants, Inc.

     (1) On December 22, 1995, the Company granted Investment Sanctuary Corporation an option to purchase an amount of shares equivalent to 25% of the issued and outstanding shares of the Company's Common Stock at the time of exercise. To date none of the options have been exercised. The option expires five years from the date of the grant. This number listed in the table reflects the shares of Common Stock which would have been issued to ISC if the options had been exercised on May 24, 1996.

     (2) On December 22, 1995, the Company granted A-Z Professional Consultants, Inc. an option to purchase an amount of shares such that A-Z will own 26% of the issued and outstanding shares of the Company's Common Stock at the time of exercise. To date none of the options have been exercised. The option expires five years from the date of the grant. This number listed in the table reflects the shares of Common Stock which would have been issued to A-Z if the options had been exercised on May 24, 1996, and accounts for the 160,000 shares of Common Stock already owned by A-Z. These 160,000 shares of Common Stock reduce the total number of shares of Common Stock to be issued under the option.

     (3) The closing price for Common Stock on May 24, 1996 was $1.88 per share, meaning the $0.59 strike price options were "in-the-money" $1.29. Multiplying this figure by the number of shares of Common Stock which would be issued to ISC assuming the options had been exercised on May 24, 1996 results in the number appearing in the table.

     (4) The closing price for Common Stock on May 24, 1996 was $1.88 per share, meaning the $0.59 strike price options were "in-the-money" $1.29. Multiplying this figure by the number of shares of Common Stock which would be issued to A-Z assuming the options had been exercised on May 24, 1996 results in the number appearing in the table.


V.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


         The following table sets forth certain information concerning the Company's stock ownership as of May 24, 1996. The table discloses each entity known to the Company to be the beneficial owner of more than 5 percent of the Company's common stock. The table also shows the stock holdings of all Company directors, as well as the shares held by directors and executive officers of the Company as a group. The notes accompanying the information in the table below are necessary for a complete understanding of the figures provided.


[THIS SPACE LEFT INTENTIONALLY BLANK]

                                                                       Amount and Nature of
     Title of Class        Name and Address of Beneficial Owner        Beneficial Ownership      Percent of Class
     --------------        ------------------------------------        --------------------      ----------------

 Common Stock Par Value     A-Z Professional Consultants, Inc.            3,715,253 (1)              26.0% (5)
         $0.001                268 West 400 South, Suite 306
                                Salt Lake City, Utah 84101
 Common Stock Par Value      Investment Sanctuary Corporation             3,572,360 (2)              25.0% (5)
         $0.001                268 West 400 South, Suite 305
                                Salt Lake City, Utah 84101
 Common Stock Par Value            Philip Lamb, Director                       267                       *
         $0.001
 Common Stock Par Value            Lorin Pace, Director                        267                       *
         $0.001
 Common Stock Par Value     Richard D. Surber, CEO and Director           7,361,253 (3)              51.5% (5)
         $0.001


 Common Stock Par Value       Directors and Officers as a Group            7,561,258 (4)              52.9% (5)
         $0.001

* Less than 0.1% of the Common Stock.


     (1) Includes 3,555,253 shares considered to be beneficially owned by A-Z Professional Consultants stemming from the terms of a Stock Option Agreement, dated December 22, 1995. Pursuant to this Agreement, A-Z Professional Consultants was granted an option to purchase a quantity of shares such that A-Z will own 26% of the Company's issued and outstanding common stock on the date the options are exercised. This number reflects the number of Common Stock shares that would have been issued if the option was exercised on May 24, 1996. It also includes the 160,000 shares of Common Stock shares already issued to A-Z. Mr. Surber disclaims beneficial ownership of the shares held by A-Z.

     (2) Includes shares considered to be beneficially owned by Investment Sanctuary Corporation ("ISC") stemming from the terms of a Stock Option Agreement, dated December 22, 1995. Pursuant to this Agreement, A-Z Professional Consultants was granted an option to purchase a quantity of shares equivalent to 25% of the Company's issued and outstanding common stock on the date the options are exercised. This number reflects the number of Common Stock shares that would have been issued if the option was exercised on May 24, 1996.

     (3) Includes the 3,715,253 shares beneficially owned by A-Z. Mr. Surber is the president and sole director of A-Z and is therefore considered to be an indirect beneficial owner of these shares. Also includes the 3,572,360 shares beneficially owned by ISC. Mr. Surber is the president and sole shareholder and director of ISC and is therefore considered to be an indirect beneficial owner of these shares.

     (4) Includes 95,213 shares beneficially owned by Kevin Woltjen, the Company's vice president, acquired pursuant to a stock option plan as specified in Mr. Woltjen's employment contract. On May 23, 1996, Mr. Woltjen exercised an option to buy 75,950 shares of Common Stock at an exercise price equaling 90% of that day's closing price and an additional 12,000 shares with no exercise price. Mr. Woltjen retains an option to purchase 7,263 shares at no exercise price. Further includes 81,651 shares beneficially owned by Susan Waldrop, the Company's secretary/treasurer and chief financial officer, acquired pursuant to a stock option plan as specified in Ms. Waldrop's employment contract. On May 22, 1996, Ms. Waldrop exercised an option to buy 76,189 shares of Common Stock at an exercise price equaling 90% of that day's closing price and an additional 3,000 shares with no exercise price. Ms. Waldrop retains the right to purchase 2,462 shares at no exercise price.

     (5) These percentages reflect the exercise of all options granted pursuant to two Stock Option Agreements dated December 22, 1995. If all such options were exercised, there would be, as of May 24, 1996, 14,289,435 shares of the Company's Common Stock issued and outstanding.

VI.  SHAREHOLDER PROPOSALS FOR THE FOLLOWING ANNUAL MEETING


         Shareholder proposals to be presented in the proxy materials relating to the next annual meeting of shareholders must be delivered to the Corporate Secretary at the Company's offices at 268 West 400 South, Suite 300, Salt Lake City, Utah, 84101, on or before November 30, 1996.

VII.  OTHER MATTERS

         The Company does not know of any matters that will be considered at the Annual Meeting other than the proposals described in this Proxy Statement. However, if any other matters properly come before the Annual Meeting, or any of its adjournments, the Proxy Holder intends to vote the shares represented by the Forms of Proxy according to her best judgment.

         In order to assure the presence of the necessary quorum, please date, sign, and promptly return the enclosed Form of Proxy in the envelope provided. No postage is required if mailed in the United States. The signing of a Form of Proxy by no means prevents you from attending the meeting and voting your shares in person.



                                  By order of the Board of Directors,


                                  /s/ Susan S. Waldrop
Susan S. Waldrop, Secretary
Salt Lake City, Utah
May 29, 1995

                                 APPENDIX I





                           TO PROXY STATEMENT OF


                     THE CANTON INDUSTRIAL CORPORATION




                 ANNUAL REPORT AS REQUIRED BY RULE 14A-3(B)


                  OF THE EXCHANGE ACT OF 1934, AS AMENDED

              DESCRIPTION OF BUSINESS AND RELATED INFORMATION


BUSINESS DEVELOPMENT.
         As used herein, the term "Company" refers to The Canton Industrial Corporation, a Nevada corporation, and its subsidiaries and predecessors, unless the context indicates otherwise. Originally incorporated on July 10, 1984 in Ohio as The Canton Corporation, the Company adopted its present name in May 1985. In September 1984, the Company acquired substantially all of the assets of a manufacturing plant located in Canton, Illinois (the "Canton Plant"). Under the direction of prior management, the Company filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code, in the United States Bankruptcy Court for the Central District of Illinois on February 22, 1988. Current management led the Company's exit from bankruptcy on November 7, 1994 pursuant to the Bankruptcy Court's order of the same date.

         Current management obtained controlling ownership of the Company in the second quarter of 1992. Soon after control changed, the Company formed a wholly owned subsidiary, Canton Tire Recycling Corporation, an Illinois corporation ("CTR"), to engage in tire recycling operations at the Canton Plant. CTR began operations on November 5, 1992. During the third quarter of 1993, CTR ceased its tire recycling operations because the recycling process did not achieve the planned level of productivity and profitability. This was in large part due to problems with the tire shredding equipment which did not perform to manufacturer specifications. Therefore, the Company ceased payment on the shredding equipment which was then reclaimed by the manufacturer. The Company has filed a complaint seeking damages against the manufacturer of this equipment. Pursuant to the September 30, 1994 Corporate Acquisitions Agreement and concurrent with the Company's new focus on financial consulting and real estate acquisitions, the Company transferred its ownership of CTR to Sabina Services, Inc., a Utah corporation.

         Diversification of the Company's operations began in 1993 when its tire recycling activities continued to be unprofitable. The Company started concentrating on providing consulting services and acquiring real estate in the later half of 1993 and today focuses its operations almost exclusively in these areas.

BUSINESS OF ISSUER
         The Company provides financial consulting services and invests in real estate. The Company employs professionals with expertise in law, accounting, finance, Internet services, and public and investor relations in its consulting operations. Typically, the Company provides services and support functions which include advice relating to regulatory compliance, document preparation, capital formation, financial analysis, promotional campaigns, debt settlement, and general corporate problem solving.

         Prospective clients for the Company's consulting services are located by the Company's Acquisition Department as well as through advertising and referrals. This department researches various databases looking for public companies who are interested in the Company's services. The Company also advertises its services to private entities seeking to raise capital or become public corporations. Referrals by current and previous clients have provided the Company with additional clients.

         The Company charges clients monthly fees that vary in both amount and form. Acceptable payments for these services include cash, securities of the client company, or some combination of both. This payment arrangement allows many organizations, especially start-up ventures and those experiencing financial difficulties, to obtain the Company's services without the use of valuable cash flows. Acceptable payments and the size of payments the Company charges for its services vary with the volatility of the clients' securities, the amount and nature of work involved, and the expenses related to the services being rendered.

         Entities from many different industries employ the Company's consulting services and the Company strives to maintain this diversity. The Company primarily targets distressed public companies and private companies seeking to become publicly owned. The decision of accepting a prospective client depends on its financial stability, the type of services needed and the compensation format. A key to the Company's success is management's ability to improve and maintain its client base and successfully liquidate its compensation.

         Part of the Company's business operations include the acquisition, management, lease and sale of real estate holdings. The Company has acquired a wide variety of commercial properties. While most of the Company's real estate holdings are in Utah, the Company also owns several properties in other parts of the United States. The Company hopes to increase revenues generated from these properties and obtain additional real estate holdings. A key to the Company's success is the ability of management to locate and acquire real estate with little or no cash down and turn such properties into profitable assets.

         The Company has been successful in generating sufficient revenues to sustain its current operations and intends to expand its current consulting services and acquisition of additional real estate, with the goal of increasing revenues. Long range plans are to broaden its client base and to provide additional consulting services. These plans include the possibility of conducting promotional seminars focused on the Company's services. Other plans involve the preparation and development of Internet mall sites within which organizations can advertise their products and services on individual Internet locations. The Company also assists private organizations in need of capital by preparing limited private placement offering documentation.

         The Company has three proceedings pending which involve the investigation of the Company's compliance with local and state environmental laws. The cost and effect of these proceedings are dependant upon the outcome of the proceedings and investigations which are currently pending with state and local agencies. The Company is unable to forecast, and can give no assurances as to the outcome and resulting costs of these proceedings, if any, and the effect they may have upon the Company.

         The Company had approximately 55 employees, 40 of whom were full time employees, on May 3, 1996.

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                         AND RESULTS OF OPERATIONS

OVERVIEW
         The Company is continuing to proactively search for ways to expand its client base for consulting services and its real estate holdings in its effort to become more profitable. During the 1995 fiscal year, the Company was engaged by several new clients to perform consulting services. Further, numerous real estate transactions were initiated, conducted or finalized in 1995, most notably the purchase and continued development of 1120 acres of land in Oasis, Nevada.

         Although it recorded a net loss for the fiscal year, the Company believes that its overall financial condition improved in 1995. This improvement was evidenced by the fact that the Company recorded a net profit for the quarter ended March 31, 1996. Under the direction of prior management, the Company filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code, in the United States Bankruptcy Court for the Central District of Illinois on February 22, 1988. The Company exited from bankruptcy on November 7, 1994 pursuant to the Bankruptcy Court's order of this same date.

         The Company implemented or improved several employee benefits, including a 401(k) plan, health insurance, and a profit sharing plan. Although the Company intends on retaining and hopes to improve such benefits, the maintenance of these is premised on the continued fiscal health of the Company, and no such assurances can be given.

         From 1991 to 1993, the Company, through a wholly owned subsidiary Canton Tire Recycling ("CTR"), was involved in the recycling of used tires. Although the operations of CTR ceased during the third quarter of 1993 because the recycling process did not achieve the planned level of productivity and profitability, the Company has not extinguished all liabilities stemming from its ownership of CTR. In 1995, the Company paid approximately $132,000 to remove a portion of the used tires located on the site formerly used by CTR. Currently, the State of Illinois has concluded work believing that all used tires have been removed from the site. The State has informed the Company that it may seek recovery of costs incurred to remove the tires. The Company expects this issue to be completely resolved by the middle of 1996, although no such assurances can be given.

         One of the Company's subsidiaries, KMC Foods, Inc., operated a food processing plant in Cheriton Virginia prior to KMC's acquisition by the Company. KMC sold this plant to Potomac Engineering Management Systems Co. ("PEMSCO"), retaining a security interest in the property. PEMSCO, which still owes approximately $600,000, has since filed a Chapter 11 bankruptcy case in the United States Bankruptcy Court for the Eastern District of Virginia, Norfolk Division, Case No. 95-23691-DHA. The property is subject to a consent order in PEMSCO's Chapter 11 Bankruptcy that governs PEMSCO's continued ownership of the property and KMC Foods' secured position in the property. PEMSCO has until June 5, 1996 to pay an agreed amount ($600,000) to KMC in full satisfaction of KMC's secured interest in the property. Such a payment would have a positive material impact on the Company's short-term liquidity, revenue and income. In the event that such payment is not received, KMC has the permission of the Bankruptcy Court to proceed with foreclosure. The Agreement also provides that if PEMSCO retains the property, it will be responsible for cleaning up the existing environmental concerns on the property and indemnifying KMC from any liability for the costs thereof.


CONSULTING SERVICES
         The Company employs approximately 55 people, including over 30 professionals with expertise in law, accounting, finance and public relations to support the Company's operations. The Company was engaged by several new clients to provide consulting services in 1995 as well as 1994 and will seek further engagements throughout 1996. The following comprise a summary of the types of consulting services the Company performs for its clients: document preparation, capital formation, financial analysis, debt settlement and general corporate problem solving. Acceptable payments and the size of payments the Company charges for its services vary with the volatility of the clients' securities, the amount and nature of work involved, and the expenses related to the services being rendered.

         The number of the Company's clients, the nature of services being rendered and the type of compensation received from clients vary greatly. At a given time, the Company may be actively providing consulting services to over 35 clients. Therefore, projecting the revenues that could be produced by the Company's performance of these services is very difficult. The difficulty of such projections is further enhanced because the Company receives a majority of its compensation in the form of equity payments which cannot be readily resold, thereby limiting the Company's cash flow and reducing its liquidity. The Company estimates that it, or its subsidiaries, will be able to obtain at least two additional clients per quarter for a term of no less than one year.

         Consulting fees the Company accepts, in order of frequency, range from the clients' equity, to cash, to other assets. When equity is the form of payment, the number of shares to be paid is tied to the price of the clients' equity, when available. The typical value used to determine the number of shares to be paid is 50% of the stock's price divided by the amount of the Company's fee because resale of the equity the Company receives is restricted. The Company accepts equity with the expectation that its services will assist its appreciation, thus allowing the Company to be paid and make a return on its fees.

         The Company generates a substantial portion of its cash flows by liquidating the non-cash assets received as fees for consulting services. As most fees are paid in the form of equity, the Company's ability to generate cash flows is somewhat tied to the price of its clients' equity. Therefore, material fluctuations in the price of clients' equity may materially impact the short-term and long-term liquidity of the Company.

         During the fourth quarter of 1995, four of the Company's wholly owned subsidiaries conducted private placement offerings of common stock pursuant to Rule 504 of Regulation D as promulgated by the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended ("Rule 504"). Each subsidiary's business surrounded the ownership, management, lease and sale of real estate. These offerings diluted the Company's ownership in all four entities to 51%. The motivation behind these offerings was to allow each subsidiary to raise funds sufficient for their partial financial independence. The offerings were successful from the perspective that all shares offered were sold, although the underlying motive has not been achieved as the Company still, to varying degrees, supports the ongoing operations of the four entities. The Company has also been structuring Rule 504 offerings for its consulting service clients.

INTERNET SERVICES
         In the first quarter of fiscal 1996, the Company began focusing on providing Internet services and established an Internet Services Division. The Company is involved in the preparation and development of Internet mall sites within which organizations can advertise their products and services on individual Internet locations. The Company is seeking to obtain sales and marketing experts who will advertise and promote its various Internet mall opportunities. Also under development is a new type of search engine that approaches Internet use in a new manner. Sales from this new focus of the Company are expected to constitute a substantial portion of future cash flows. The Company is proposing a change of its name to CyberAmerica Corporation to reflect its entry into the Internet and electronic commerce market.

STOCK ISSUANCES
         During 1995, the Company continued selling restricted shares of its common stock, par value $0.001 ("Common Stock"), to various investors at prices discounted from prevailing market prices. This practice was utilized to meet certain financial obligations and to fund portions of the Company's expansion and improvements. The Company issued 1,594,741 restricted shares of its Common Stock during 1995 in exchange for cash payments totaling $581,441. The Company also issued 567,051 restricted shares of its Common Stock during 1995 in exchange for services rendered to it by various entities. Although no such assurances can be given, the Company seeks to halt the sale of its stock as a means of meeting revenue shortfalls.

         On August 7, 1995, the Company's board of directors approved a resolution that authorized Option Agreements and resulting stock issuances, to five non U.S. entities. The Option Agreements allow these entities to purchase shares of the Company's common stock pursuant to Regulation S of the Securities Act of 1933, as amended. The quantity of shares included in the respective Options ranged from 250,000 shares to 385,000 shares, with a total of 1,765,000 total shares included in the five Options. The exercise price of each option was set at $0.30 per share and they expired one year from the date of approval and was exercisable in full or in part. Pursuant to these Option Agreements, the following shares have been exercised to the following entities as of September 30, 1995: 100,001 shares issued to Lexington Sales Corporation, a corporation organized under the laws of the Isle of Man, with headquarters on the Isle of Man; 196,668 shares issued to East-West Trading Corporation, a corporation organized under the laws of the British Virgin Islands, with headquarters in Nevis, West Indies; 15,000 shares issued to World Financial Securities, a corporation organized under the laws of the British Virgin Islands, with headquarters in London, England; and, 98,334 shares issued to Karston Electronics Ltd., a corporation organized under the laws of the British Virgin Islands, with headquarters in Tortola, BVI.

         On December 11, 1995, the Company's board of directors approved a resolution that authorized 500,000 shares of the Company's restricted common stock to Howard Bernstein in consideration of his loan to the Company in the amount of $500,000.


         On June 28, 1995, the Company entered into an agreement with Ms. Prenn Chow Sau Har, a Hong Kong resident, whereby Ms. Chow purchased 250,000 shares of the Company's common stock for $140,000 pursuant to an exemption provided by Regulation S as promulgated by the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended. This capital-for-equity infusion provided the Company with the funds needed to satisfy its obligations regarding the clean up of the Canton Plant. As further consideration for the infusion, the Company guaranteed the value of the investment at an interest rate of 12% per annum for a period of one year from the date of the transaction. Subsequently, on August 4, 1995, the Company was required, by reason of the aforementioned guarantee, to issue 144,634 additional shares to Ms. Chow to cover shortfalls occasioned by a drop in the Company's stock price, the exchange conversion rate, and the prepaid interest. This latter issuance fully discharged the Company's obligations to Ms. Chow.


         A settlement with Ozora Corporation and Mark Hungerford was executed on December 12, 1995. On December 12, 1995, the Company received the first installment of $25,000, with the balance of $235,000 paid to the Company on February 13, 1996.

REAL ESTATE HOLDINGS
         The Company manages its real estate holdings in-house and plans to fill vacancies for the Company's property holdings in Salt Lake City, Utah. The Company, as of December 31, 1995 had approximately 37% of its commercial space vacant, generated approximately $36,000 in gross monthly rents, and operated at a loss of approximately $5,000 per month. The Company has reduced its real estate operating losses by approximately $2,000 per month since December 31, 1994. These real estate operations are continued despite the losses for two reasons. First, the Company hopes to eliminate the losses by increasing the rental income from the property. Second, these operations are pursued primarily for appreciation purposes. Thus, while the Company seeks to minimize and reverse its real estate operating losses, its long term goal is to generate a capital gain upon disposition sufficient to offset any previous losses, although no such assurances can be given.

         The Company's primary reason for acquiring most of its real estate is potential appreciation. It had been anticipated that the Company's real estate holdings in total would generate approximately $5,000 in profit per month by the end of 1995 with a 10% vacancy rate. These results have not yet been achieved because the Company has been unwilling to accept less than prevailing rates for similar real estate.

         The Company is continually searching for additional properties. The amount the Company is willing to pay for a property is determined by management. The criteria for purchasing properties is broad. Management's determination of value, as well as the terms of financing, are critical factors in the Company's decision to purchase properties. The Company generally searches for properties that it believes are undervalued and can be financed by assuming an existing mortgage along with the issuance of equity securities or a nominal amount of cash as the down payment. This method of financing real estate purchases has been utilized to preserve the Company's cash flows. The Company has been successful in acquiring several properties using this method of financing.

         There is a risk that the Company may lose control of the properties, (e.g., through foreclosure), if enough funds are not derived from the rental income for both the financing obligations and ongoing operations. Currently, due to expanded acquisition activity and deficiencies in rental income from the properties acquired, the Company does not have sufficient rental revenues to cover the debt service and operating costs of all properties. The Company currently has to use capital from other sources to fund this deficit. Although management's goal is to increase the occupancy and rental rates and thus increase the rental income so that such income will cover both operating costs and debt service, no such assurances can be made. The Company's primary reason for acquiring most of its real estate is for potential appreciation.

MATERIAL EVENTS
         On December 27, 1995, the Company purchased approximately 1,100 acres of land in Oasis, Nevada. Also included in the purchase were all improvements to the property, consisting of a service station, small retail and food service operations, and a mobile home park. Additionally, water rights of more than sixteen hundred acre feet of water per year were purchased as part of the transaction. On March 9, 1996, The Company entered into a Lease Agreement with William and Pamela Wiegand (the "Wiegands"). Pursuant to the Lease Agreement, the Wiegands will lease and maintain the operations of the service station, small retail and food service operations and the mobile home park. The Wiegands also purchased all inventory associated with the operations of the service station, small retail and food service operations and the mobile home park.

         TAC, Inc., a wholly owned subsidiary of the Company, filed suit on January 25, 1995 against Ozora Corporation and Mark C. Hungerford seeking recovery of a promissory note plus interest due and/or the recovery of the note's collateral, 99,800 shares of class A common stock of Transcisco Industries, Inc. On May 30, 1995, a Judgment against Ozora and Hungerford was entered that included interest and associated costs. TAC pursued action to enforce this judgement, and filed liens against Ozora and Hungerford's real property in California and Montana. In November 1995, TAC, Ozora and Hungerford entered into settlement discussions which continued until the parties reached a settlement agreement that called for a total of $250,000 to be paid as follows: an initial payment of $25,000 in November 1995; $60,000 on or before February 1, 1996; and the balance being due on or before March 15, 1996. The Agreement also states that a penalty of $10,000 would be assessed against Ozora and Mr. Hungerford if any of the payments were late. On February 13, 1996, Ozora and Hungerford paid the balance due under the Agreement, including the $10,000 late fee.

         A wholly owned subsidiary of the Company, Cyber Real Estate, Inc. ("CRE"), a Nevada corporation, purchased a dormitory building located at 830 Edgebrook Drive, in DeKalb, Illinois, on February 20, 1996, pursuant to a Memorandum of Agreement. The property was purchased by CRE on that date for a purchase price of $1,100,000. The purchase price was paid by CRE's issuance of its preferred stock valued at $825,000 and a $275,000 Mortgage evidenced by a Uniform Real Estate Contract, with an interest rate of 6% per annum payable to the seller. Payments of interest only are due quarterly with the entire balance due on or before February 20, 1997, with no penalties for prepayment.

         On February 18, 1995, the Company entered into a Memorandum of Understanding to purchase a 50% interest in a contract of sale on property located in Huntsville, Alabama. On February 28, 1995, Homes for America Holdings, Inc., a Nevada corporation ("Homes"), conducted a private placement offering of its common stock pursuant to Rule 504 of Regulation D under the Securities Act of 1933, as amended ("Rule 504"). The Company assisted in the formation of Homes and it retained a fifty percent (50%) ownership interest. Under this offering, Homes issued 500,000 shares of its common stock to the Company for a $50,000 cash infusion; thereby increasing the Company's ownership to fifty-six percent (56%). The Company has subsequently sold a portion of their ownership in Homes that reduced its interest to forty-six percent (46%). The contract for the purchase of the property was executed by the parties and effective on February 29, 1996, and is scheduled to close on or before August 15, 1996. The closing may be extended to October 15, 1996 if the sellers are delayed on their Internal Revenue Code Section 1031 exchange. The property consists of two apartment complexes and the purchase price is $7,900,000 for both properties. The Inducement Resolution Package, which contained $8,400,000 of tax exempt bonds for a subsidiary of Homes, was officially approved on April 16, 1996 by the Alabama Housing Finance Authority in a public board meeting.

         On March 1, 1996, Oasis International Corporation, a Nevada corporation and wholly owned subsidiary of the Company ("OIC"), entered into a Stock Purchase Agreement with East-West Corporation, a corporation organized under the laws of Nevis, West Indies ("East-West"). The Stock Purchase Agreement provided for the East-West's purchase of 85,950 shares of the common stock of Oasis Hotel, Resort & Casino I, Inc., a Nevada corporation ("OHRCI"), and 85,950 shares of the common stock of Oasis Hotel, Resort & Casino II, Inc., a Nevada corporation ("OHRCII"). These shares were owned by OIC. In accordance with the Stock Purchase Agreement and a Promissory Note, East-West will pay OIC $1.00 per share or $171,900. OIC acquired the shares of both OHRCI and OHRCII as a result of separate Real Estate Option Agreements each involving the sale of an option to purchase a tract of land approximately ten (10) acres in size which the Company is in the process of jointly developing.

RESULTS OF OPERATIONS
         Revenues for fiscal year 1995 were $2,049,068 compared to $2,371,960 during 1994, a decrease of $322,892. This decrease was primarily due to a substantial decrease in consulting revenues during the second quarter of 1995. During the second quarter, management implemented cost saving measures to adjust to the loss in revenue. These cost reducing measures included a temporary decrease in the number of employees and a corresponding decrease in salary and wage costs during the second and third quarters. As revenues again increased, additional employees were hired to maintain the quality and level of work for the Company's clients. The consulting revenues decreased in the second quarter of 1995 when the Company was unable to begin rendering its consulting services for new clients added late in the first quarter because the clients failed to provide the necessary information to the Company in an expedient manner.

         Revenue from consulting services for the quarter ended March 31, 1996, was $765,628 compared to $545,695 for the first quarter of 1995. The increase is attributable to an increase in the Company's number of clients. Costs of providing services increased from $232,398 in 1995 to $342,162 primarily due to an increase in personnel to perform consulting services.

         Revenue from rental of the Company's properties in the first quarter of 1996 increased to $105,218 from $55,586 for the same period of 1995. This increase is primarily due to an increase in the number of properties under the Company's control. This is also the reason for the increase in cost of rental revenue from $57,933 in 1995 to $102,337 in 1996.

         Other revenue was $59,792 for the quarter ended March 31, 1996, compared with $8,611 for the same period of 1995. This increase of $51,181 is primarily due to the Company's operation of a retail complex in Oasis, Nevada until March 9, 1996. The Company has leased this retail operation to an operator and therefore revenue from this source will not continue, although the Company will receive rental revenue from this lease.

     Net income for the quarter ended March 31, 1996, was $174,005 compared with $179,941 in the first quarter of 1995.


         During the first quarter of fiscal 1996, the Company expended significant costs in developing its Internet Services Division ("Internet
Services"). The Company expects this increase in Internet Services expenses to expand.


         In addition, the company changed the method of marketing its services which resulted in a substantial reduction in selling General and Administrative expenses another cost saving charge implemented by management. General and Administrative expenses in 1995 were $1,469,518 compared with $1,880,503 for 1994, a reduction of $410,985.

         These actions by management resulted in a decrease in the operating loss of $256,795, from a loss of $629,107 in 1994 to a loss of $372,312 in 1995.
Profit before discontinued operations and other items improved by $327,516 from a loss of $284,705 in 1994 to a profit of $42,811 in 1995 primarily due to managements policies improving efficiency and reducing costs.

         Four of the Company's subsidiaries issued stock during the fourth quarter of 1995, diluting the company's ownership from 100% to 51%. This resulted in a gain on issuance of $151,966 and minority interest in loss of $63,500.


         During the second quarter of 1995 the Company foreclosed on a property in Illinois that had been previously sold. This resulted in an extraordinary loss of $562,406 charged against income in 1995, a gain on the sale of $752,467 had been previously reported by the Company during 1994.


CAPITAL RESOURCES AND LIQUIDITY
         The Company continued to suffer from a working capital deficiency. The working capital deficit has increased to $834,294 as of December 31, 1995 from $653,453 as of December 31, 1994. The increase is primarily due to several factors: (1) an increase in deferred income of approximately $50,000 due to the method of accounting for real estate sales on the Nevada property; (2) an increase in real property taxes; and (3) the accrued liability for environmental cleanup. Both items 2 & 3 above are a result of the foreclosure on the Canton, Illinois property.


         The deficiency in working capital increased from $573,289 on March 31, 1995 to $924,310 at March 31, 1996, primarily as the result of the purchase of a building which utilized short-term financing. For more information on this building in DeKalb Illinois, see "Management's Discussion and Analysis of Financial Condition and Results of Operations - Material Events." The Company intends to refinance this purchase with long-term financing. The Company generated negative cash flows during the first quarter of 1996. Operating cash flows are closely aligned with consulting revenue and the cost of providing consulting services. The most significant cost of providing consulting service is the payroll of the Company's approximately 53 employees. The Company expects an increase in payroll expenses if its consulting services division is increased as a result of a substantial influx of clients.

                              FINANCIAL STATEMENTS


         Please see Pages F-1 through F-26 which follow this Annual Report.

                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                       ACCOUNTING AND FINANCIAL DISCLOSURE


     On December 30, 1995, the Company received the resignation of its independent auditor Smith & Company.

         Neither of Smith & Company's reports on the financial statements for the past two years contained an adverse opinion nor disclaimer of opinion, nor were they modified as to uncertainty, audit scope or accounting principles. However, the financial statements included in the Company's annual report on Form 10-KSB for the year ended December 31, 1993, prepared by Smith & Company, included a single sentence expressing Smith & Company's doubt as to the Company's ability to continue as a going concern.

         There were no disagreements between Smith & Company and the Company on any matter of accounting principles, financial statement disclosure or auditing scope or procedure during the two most recent fiscal years and subsequent period.

         On January 2, 1996, the Company's board of directors engaged Andersen, Andersen & Strong, L.C. to serve as the Company's new independent auditors. Andersen, Andersen & Strong is located at:

                  Andersen, Andersen & Strong, L.C.
                  Certified Public Accountants and Business Consultants 941 East 3300 South, Suite 202
                  Salt Lake City, Utah  84106

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS;
                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT


     ---------------------------------------------------------------------
                Directors, Executive Officers and Control Persons
     ----------------------------------------------------------------------
     Name              Age           Position(s) and Office(s)
     ----------------------------------------------------------------------
     Richard D. Surber 23   Director, President and Chief Executive Officer
     ----------------------------------------------------------------------
     Philip Lamb       37   Director
     ----------------------------------------------------------------------
     Lorin Pace        70   Director
     ----------------------------------------------------------------------
     Kevin S. Woltjen  27   Vice President
     ----------------------------------------------------------------------
     Susan S. Waldrop  26   Chief Financial Officer and Secretary/Treasurer
     ----------------------------------------------------------------------
     Allen Wolfson     50   Control Person
     ----------------------------------------------------------------------


         Richard D. Surber was appointed to the Board of Directors of the Company in June 1992 and was appointed as its Chief Executive Officer in March 1994 and its President on May 6, 1996. He had also served as the Company's President from March 1994 to August 1995 and was its Secretary from June 1992 to March 1994.

         Philip Lamb was appointed to the Board of Directors in January 1995. Currently, and since January 1995, Mr. Lamb has been employed with Green-Tree Financial Services as the market representative for Utah. From 1993 to 1994, Mr. Lamb worked as a Loan Officer for Pacific Rim Financial Services. Mr. Lamb is also the owner of Mountain West Management, a rental property management firm in Orem, Utah.

         Lorin Pace was appointed to the Board of Directors in April 1995. Mr. Pace served as a representative of the Utah House of Representatives from 1964 to 1986; Speaker of the House from 1969 to 1970; House Minority Leader from 1971 to 1972; a member of the Utah State Senate from 1986 to 1990; and was a practicing attorney from 1953 to 1993. Since 1993, Mr. Pace has worked as an independent consultant.

         Kevin S. Woltjen was appointed Vice President of the Company in August 1995 by the Board of Directors and has been employed as a consultant and as in-house legal counsel by the Company since November 1994.

         Susan  S.   Waldrop  was   appointed   Chief   Financial   Officer  and
Secretary/Treasurer of the Company in October 1995 by the Board of Directors and has been employed by the Company as an accountant since June 1994.

     Allen Wolfson has never been named as an officer or director of the Company. He does, however, have significant influence and "control" (as defined in Rule 12b-2 of the Securities Exchange Act of 1934) over the affairs of the Company and is sole owner of A-Z Professional Consultants, Inc., formerly one of the Company's largest shareholders. Mr. Wolfson is the uncle of Richard Surber. He has also been a licensed general contractor and a real estate agent and developer. Mr. Wolfson has consulted for A-Z Professional Consultants, Inc. since April 11, 1990. Mr. Wolfson has been a professional consultant for various public and private companies for 20 years.


CHANGE OF CONTROL
         On May 6, 1996, the Board of Directors dismissed Steven A. Christensen as President of the Company. The reason for the dismissal was the Board's determination that Mr. Christensen had failed to adequately manage the Company during his nine-month tenure as President. Mr. Christensen was replaced as President by Richard D. Surber, pursuant to a unanimous resolution of the Board of Directors effective May 6, 1996. Mr. Surber gained control of the Company due, in part, to his direct and indirect ownership of stock options which, if exercised, would give Mr. Surber a majority interest in the Company's outstanding shares. Mr. Surber has also served a previous term as the Company's President from March 1994 to August 1995. For more information on Mr. Surber or his indirect control of the Company, see the above proposal for election of directors. The Company knows of no arrangements or understandings which may lead to a further change of control in the Company.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         The Company's Common Stock is traded on the Boston Stock Exchange under the symbol "CND" on the OTC Bulletin Board under the symbol "CICP." The following table sets forth the high and low sales prices for the Company's Common Stock as reported on the Boston Stock Exchange for each quarter of 1994 and 1995, and the first quarter of 1996:

                         Quarter           High            Low
                         -------           ----            ---
               1994     First             $0.50           $0.13
                        Second            $0.94           $0.31
                        Third             $0.94           $0.19
                        Fourth            $1.31           $0.38

               1995     First             $0.53           $0.34
                        Second            $0.65           $0.60
                        Third             $0.51           $0.42
                        Fourth            $2.31           $0.50

               1996     First             $2.44           $0.94


         On May 24, 1996, the closing price for the Common Stock was $1.88.


         All  Share   prices  for  the  first  two  quarters  of  1994  are  1:4 post-reverse split prices, and the Share prices for the last two quarters of 1994 are 1:4 and 1:10 post-reverse split prices, as described immediately below.

         On October 12, 1992, the Company effected a 1:4 reverse split of the outstanding shares of its common stock, par value $0.001 per share (the "Common Stock"), pursuant to a special meeting of the Company's shareholders. The Company changed its domicile to Nevada on March 9, 1993 through a merger with a Nevada corporation bearing the exact name as the Company. On April 28, 1993, the Company's shareholders and board of directors voted to increase the number of shares of Common Stock authorized for issuance to 100,000,000 shares, and also authorized for issuance 20,000,000 preferred shares, par value $0.001 per share.

         On May 24, 1994, the Company's shareholders approved a proposal to increase the number of shares of Common Stock authorized for issuance from 100,000,000 to 200,000,000 shares as well as a proposal to effect a 1:10 reverse split of the Common Stock. The increase in authorized shares became effective on or about July 26, 1994, while the 1:10 reverse stock split was effective on August 1, 1994. (Unless otherwise noted all amounts of shares issued before these dates have been restated to reflect both the 1:4 and the 1:10 reverse splits.)


SHAREHOLDERS
         As of May 24, 1996 there were approximately 769 shareholders of record of Common Stock.


DIVIDENDS
         The Company has not declared any cash dividends for the last two fiscal years. Under the terms of the Company's Second Amended Plan of Reorganization, as modified, no dividends could be paid until the Company's creditors were paid as specified in the Plan. The Company exited from bankruptcy on November 7, 1994, and is therefore not restricted from issuing dividends. However, the Company does not anticipate declaring any cash dividends in the near future.

         On March 4, 1996, the Company declared a dividend consisting of either common stock in both OHRCI and OHRCII or the cash equivalent of this stock. The record date of this dividend was March 27, 1996. The Company's board of directors has valued this dividend at $0.02 per 100 shares of Common Stock held by shareholders of record ("Record Owners"). The Record Owners who do not live in Arizona, Colorado, Iowa, Maine, Ohio, Rhode Island and Utah, will receive one share of common stock in both OHRCI and OHRCII for every 100 shares of Common Stock owned on the record date. Although Record Owners holding less than 100 shares of Common Stock on the record date will receive one share of common stock in both OHRCI and OHRCII, all other fractions will be rounded down. The Company will also give these Record Owners the option to receive the cash value of the dividend instead of the stock, although the Company will not issue dividends of fractional pennies (no dividends of less than one cent will be issued). Record Owners whose record address is in Arizona, Colorado, Iowa, Maine, Ohio, Rhode Island and Utah, will be given the option to receive the cash value of this dividend, as stated above. The Company will not issue shares of OHRCI and OHRCII in those states because their securities laws do not allow stock dividends of this nature. The Company has experienced delays in the distribution of this dividend because it has expended additional efforts to ensure compliance with all federal and state requirements. The Company expects to commence this distribution within 30 days.

         On March 21, 1996, the Company declared a similar dividend consisting of either common stock of Zahav, Inc. ("Zahav") and Cyber Information, Inc. ("CI"), both of which are Nevada corporations, or the cash equivalent of this stock. The dividend rate was declared to be one share in both Zahav and CI per 100 shares of the Common Stock of the Company owned by each shareholder of record. The board of directors also valued this dividend at $0.02 per 100 shares of Common Stock held by shareholders of record. The same option and distribution formula as described in the immediately preceding paragraph will be employed for this dividend. The Company also expects to commence this distribution within 30 days.

                        UNDERTAKING REGARDING FORM 10-KSB

         The Company hereby undertakes to provide without charge to each person solicited with this proxy statement, on the written request of any such person, a copy of its annual report on Form 10-KSB including the financial statements and the financial statement schedules, required to be filed with the Securities and Exchange Commission pursuant to Rule 13a-1 under the Act for the fiscal year ended December 31, 1996. This written request should be addressed to Brent Brown at the Company's headquarters at 268 West 400 South, Suite 300, Salt Lake City, Utah 84101.

- --------------------------------------------------------------------------------
                             ADDENDUM TO APPENDIX I
- --------------------------------------------------------------------------------


                   ANNUAL REPORT AS REQUIRED BY RULE 14A-3(B)

                     OF THE EXCHANGE ACT OF 1934, AS AMENDED



         On Page A-9 of the Annual Report to Shareholders,  included as Appendix
I to the Proxy Statement, certain information was disclosed about Allen Z. Wolfson's involvement with the Company as a control person. Due to ministerial error, this information was not copied verbatim from the Company's quarterly report for the period ended March 31, 1996 as intended, and this fact was not discovered until the Proxy Statement and Annual Report had already gone to print. PLEASE READ THE FOLLOWING TEXT IN CONJUNCTION WITH THE INFORMATION PROVIDED CONCERNING ALLEN WOLFSON ON PAGE A-9 OF APPENDIX I TO THE PROXY
STATEMENT:
- --------------------------------------------------------------------------------



         Allen Wolfson has never been named as an officer or director of the Company. He does, however, have significant influence and "control" (as defined in Rule 12b-2 of the Securities Exchange Act of 1934) over the affairs of the Company and is sole owner of A-Z Professional Consultants, Inc., formerly one of the Company's largest shareholders. Mr. Wolfson is the uncle of Richard Surber.

     Mr. Wolfson obtained a B.S. in Marketing from the University of Southern Florida in 1968 and in 1970 he graduated with an M.A. in Distributive Vocational Education. Mr. Wolfson has worked 59 credit hours towards an MBA from Troy State University in Montgomery, Alabama. He has also been a licensed general contractor and a real estate agent and developer. Mr. Wolfson has consulted for A-Z Professional Consultants, Inc. since April 11, 1990. Mr. Wolfson has been a professional consultant for various public and private companies for 20 years.

         In 1986, Mr. Wolfson was convicted of violating 18 U.S.C. ss.371; 18 U.S.C. ss.ss.1001 and 1002; and 18 U.S.C. ss.ss.1014 and 1002 in the U.S.
District Court for the Middle District of Florida, Tampa Division (the "Florida Court"). Mr. Wolfson was on probation for these offenses until May 1995. In February 1995, a complaint was filed with the Florida Court alleging that Mr. Wolfson had violated the terms of the probation. The Florida Court changed the jurisdiction of the matter to the U.S. District Court for the District of Utah, Central Division (the "Utah Court"). The Utah Court heard the matter in August 1995 and on October 20, 1995, Senior U.S. District Court Judge Bruce S. Jenkins ruled that a violation of the original terms of the probation had occurred. This finding effectively revoked Mr. Wolfson's probation. On January 25, 1996, a sentencing hearing was held before the Utah Court. At this hearing the Utah Court imposed a three-year sentence, suspended pursuant to additional terms of probation. On April 11, 1996, the Utah Court judge signed a written order containing new probation terms that are effective for three years. Mr. Wolfson has filed an objection seeking clarification of the probation terms, which is presently before the Utah Court. For more information on Mr. Wolfson and his affiliation with the Company, see "Proposal Number Two - Election of Directors" in the enclosed Proxy Statement.

- --------------------------------------------------------------------------------
                                   APPENDIX II
- --------------------------------------------------------------------------------

                              TO PROXY STATEMENT OF

                        THE CANTON INDUSTRIAL CORPORATION



                          AUDITED FINANCIAL STATEMENTS

                              NUMBERED F-1 TO F-26

ANDERSEN ANDERSEN & STRONG, L. C.                 941 East 3300 South, Suite 202
Certified Public Accountants and Business Consultants   Salt Lake City, UT 84106
Member SEC Practice Section of the AICPA                Telephone: (801)486-0096
                                                              Fax: (801)486-0098
                                                     E-Mail: K Anderson @msn.com



                       REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the Board of Directors and Shareholders
The Canton Industrial Corporation
Salt Lake City, Utah

We have audited the accompanying consolidated balance sheets of The Canton Industrial Corporation and Subsidiaries as of December 31, 1995 and the related consolidated statements of operations, shareholders' equity, and cash flows for the years ended December 31, 1995 and 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express and opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of The Canton Industrial Corporation and Subsidiaries as of December 31, 1995, and the consolidated results of their operations, shareholders' equity, and cash flows for the years ended December 31, 1995 and 1994, in conformity with generally accepted accounting principles.


/s/ Anderson, Anderson & Strong
Salt Lake City, Utah
April 14, 1996


                 A member of ACF International with affiliated offices worldwide


               THE CANTON INDUSTRIAL CORPORATION AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET
                                December 31, 1995

ASSETS

CURRENT ASSETS
   Cash ......................................................        $   18,605
   Receivable - brokerage account ............................             3,337
   Accounts receivable - trade ...............................           248,129
   Accounts receivable - related parties .....................           200,017
   Note receivable - current (Note 11) .......................            12,000
   Inventories - cost ........................................            36,371
   Prepaid expenses ..........................................            36,677
                                                                      ----------
TOTAL CURRENT ASSETS .........................................           555,136
PROPERTY AND EQUIPMENT
   Schedules V and VI ........................................         4,860,260

OTHER ASSETS
   Investments - securities (Note 10) ........................           968,396
   Mortgages receivable (Note 11) ............................           353,000
   Notes receivable - net of current (Note 11) ...............           653,027
   Investments - other .......................................           244,321
   Deposits ..................................................            16,345
   Media and other credits ...................................           223,885
                                                                      ----------
TOTAL OTHER ASSETS ...........................................         2,458,974
                                                                      ----------
TOTAL ASSETS .................................................        $7,874,370
                                                                      ==========


                 See notes to consolidated financial statements.




               THE CANTON INDUSTRIAL CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEET (Continued)
                                December 31, 1995

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
   Notes payable (Note 5) ..................................       $     57,493
   Current maturities of long-term debt (Note 5) ...........            149,059
   Accounts payable ........................................            328,751
   Accounts payable - related parties ......................             17,413
   Accrued liabilities (Note 13) ...........................            160,000
     Interest ..............................................             19,330
     Real estate taxes and assessments (Note 7) ............            317,751
     Payroll and related taxes payable .....................            143,200
   Deferred income .........................................             25,979
   Deposit - real estate sales (Note 2) ....................            171,900
                                                                   ------------

TOTAL CURRENT LIABILITIES ..................................          1,390,876
LONG-TERM LIABILITIES
   Long-term debt, less current portion (Note 5) ...........          2,764,757
                                                                   ------------
CONTINGENCIES (Note 13) ....................................               --

MINORITY INTEREST ..........................................            347,923

SHAREHOLDERS' EQUITY
   Preferred stock par value $.001; 20,000,000
    shares authorized; No shares issued ....................               --
   Common stock par value $.001; 200,000,000
     shares authorized; 5,886,799 shares issued ............              5,887
   Additional paid-in capital ..............................         11,428,674
   Accumulated deficit .....................................         (8,063,747)
                                                                   ------------

TOTAL SHAREHOLDERS' EQUITY .................................          3,370,814

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY .................       $  7,874,370
                                                                   ============


                 See notes to consolidated financial statements.




                                         THE CANTON INDUSTRIAL CORPORATION AND SUBSIDIARIES
                                                CONSOLIDATED STATEMENTS OF OPERATIONS
                                                     December 31, 1995 and 1994

                                                                       1995           1994
                                                                   -----------    -----------

REVENUE ........................................................   $ 2,049,968    $ 2,371,960
COST OF REVENUE ................................................       952,762      1,120,564
                                                                   -----------    -----------
GROSS PROFIT ...................................................     1,097,206      1,251,396
SELLING GENERAL AND ADMINISTRATIVE .............................     1,336,675      1,880,503
ENVIRONMENTAL CLEANUP (Note 13) ................................       132,843           --
                                                                   -----------    -----------
OPERATING LOSS .................................................   $  (372,312)   $  (629,107)
                                                                   -----------    -----------

OTHER INCOME AND (EXPENSE):
   Interest income .............................................        86,565        133,842
   Interest expense ............................................      (256,457)      (142,321)
   Other income ................................................       217,420        102,995
   Gain (loss) from investment securities ......................        73,425       (502,581)
   Gain from sale of property - related parties (Note 8, Item 4)          --          752,467
   Gain from issuance of shares by subsidiary ..................       151,966           --
   Gain from disposal of subsidiary ............................        70,544           --
   Gain from sale of assets ....................................        71,660           --
                                                                   -----------    -----------
TOTAL OTHER INCOME .............................................       415,123        344,402
                                                                   -----------    -----------

GAIN (LOSS) BEFORE DISCONTINUED
  OPERATIONS AND OTHER ITEMS ...................................        42,811       (284,705)

DISCONTINUED OPERATIONS:
   Gain from discontinued operations ...........................        23,912        374,081
                                                                   -----------    -----------

GAIN BEFORE INCOME TAXES,
 EXTRAORDINARY ITEMS, AND MINORITY INTEREST ....................        66,723         89,376
 PROVISION FOR INCOME TAXES ....................................          --             --
                                                                   -----------    -----------

GAIN BEFORE EXTRAORDINARY ITEMS ................................        66,723         89,376
AND MINORITY INTEREST:
   Gain from extinguishment of debt ............................        13,454         89,023
   Loss on foreclosure (Note 16) ...............................      (562,406)          --
                                                                   -----------    -----------

NET INCOME (LOSS) BEFORE MINORITY INTEREST .....................      (482,229)       178,399
                                                                   -----------    -----------

   MINORITY INTEREST IN LOSS ...................................        63,500           --
                                                                   -----------    -----------

NET INCOME (LOSS) ..............................................   $  (418,729)   $   178,399
                                                                   ===========    ===========

INCOME (LOSS) PER COMMON SHARE
   Gain (loss) before discontinued operations
     and other items ...........................................   $       .01    $      (.11)
   Gain from discontinued operations ...........................           .01            .14
   Extraordinary items .........................................          (.14)           .03
   Minority interest in loss ...................................           .01           --
                                                                   -----------    -----------
  Net income (loss) per weighted average
     common share outstanding ..................................   $      (.11)   $       .06
                                                                   ===========    ===========
   Weighted average number of common shares outstanding (Note 2)     3,825,264      2,621,243
                                                                   ===========    ===========


                                           See notes to consolidated financial statements.


                                         THE CANTON INDUSTRIAL CORPORATION AND SUBSIDIARIES
                                           CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                                               Years Ended December 31, 1995 and 1994


                                                                                        Stock                     Total
                                      Common           Stock   Paid-in                  Subscription Debenture    Shareholders'
                                      Shares           Amount  Capital     Deficit      Receivable   Receivable   Equity
                                      ---------        ------- ----------  -----------  ----------  -----------   -----------
BALANCES AT DECEMBER 31, 1993 .....   2,588,258        $ 2,588 $10,466,154 $(7,736,703)  $(750,000) $(250,000)    $ 1,732,039
Common stock activity:
Issued for debt ...................      17,824             18       5,035        --          --         --             5,053
Issued for assets .................     163,670            164     101,936        --          --         --           102,100
Issued for services - related party     260,402            260     186,293        --          --         --           186,553
Issued for services ...............     454,844            455     451,520        --          --         --           451,975
Issued for cash ...................     697,917            698     426,463        --          --         --           427,161
Adjust prior periods ..............     100,000            100        (100)       --          --         --              --
Cancellations .....................     (92,750)           (93    (242,677)       --          --         --          (242,770)
Cancel debentures .................    (100,000)          (100)       --          --          --      250,000         249,900
Cancel stock subscriptions ........  (1,257,301)        (1,257    (975,504)       --       750,000       --          (226,761)
Subsidiary minority interest ......        --             --      (151,000)       --          --         --          (151,000)
Deficit of subsidiary acquired ....        --             --          --       (86,714)       --         --           (86,714)
Net income for year ...............        --             --          --       178,399        --         --           178,399
                                     ----------        ------- ---------- ------------ -----------  -------------- ----------
BALANCES AT DECEMBER 31, 1994 .....   2,832,864        $ 2,833$ 10,268,120 $(7,645,018)       --         --       $ 2,625,935
                                     ----------        ------- ---------- ------------ -----------  -------------- ----------

Common stock activity:
Issued for debt ...................     241,743            242      82,073        --          --         --            82,315
Issued for assets .................     420,000            420     267,330        --          --         --           267,750
Issued for services - related parties   407,000            407     148,045        --          --         --           148,452
Issued for services ...............     390,451            390      83,260        --          --         --            83,650
Issued for cash ...................   1,594,741          1,595     579,846        --          --         --           581,441
Net loss for year .................        --             --          --      (418,729)       --         --          (481,729)
                                     ----------        ------- ----------- ----------- -----------  -------------- ----------
BALANCES AT DECEMBER 31, 1995 .....   5,886,799        $5, 887 $11,428,674 $(8,063,747)       --         --        $3,307,814
                                     ==========        ======= =========== =========== =========== =============== ==========





                                           See notes to consolidated financial statements.



                                         THE CANTON INDUSTRIAL CORPORATION AND SUBSIDIARIES
                                                CONSOLIDATED STATEMENTS OF CASH FLOWS
                                               Years Ended December 31, 1995 and 1994

                                                             1995           1994
                                                          -----------    ---------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss) ...................................   $  (418,729)   $ 178,399
  Adjustments to reconcile net income (loss)
  to net cash provided:
    Gain from debt settlements ........................       (13,454)     (89,023)
    (Gain) loss from sale of investments ..............       (73,425)     502,581
    (Gain) from sales to related party (Note 9, Item 4)          --       (752,467)
    Permanent decline in investments ..................        94,295         --
    (Gain) from sale of assets ........................       (71,660)        --
    (Gain) from sale of subsidiary ....................       (70,544)        --
    (Gain) from issuance of shares of subsidiary ......      (151,966)        --
    (Gain) from discontinued operations ...............       (23,912)        --
    Loss from foreclosure .............................       562,406         --
    Book value of assets abandoned ....................          --         79,009
    Minority interest .................................       (63,500)        --
    Depreciation and Amortization .....................       205,937      154,278
    Services paid with common stock ...................       232,102      638,528
    Common stock issued for assets and debt ...........        82,315      107,153
    Decrease (increase) in assets:
      Receivables .....................................      (301,967)      51,520
      Inventories .....................................       (36,371)        --
      Prepaid expenses and other ......................       (63,747)      53,905
      Investments - other .............................       (74,125)    (151,121)
    Increase (decrease) in liabilities:
      Accounts and notes payable ......................        (8,807)    (216,232)
      Accrued liabilities .............................       381,429     (389,314)
      Bank overdrafts .................................          --        (33,802)
      Deferred income .................................        51,615      125,477
                                                          -----------    ---------
NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES ......   $   237,892    $ 258,891
                                                          -----------    ---------

CASH FLOWS FROM INVESTING ACTIVITIES
    Capital expenditures ..............................      (223,220)    (821,806)
    Proceeds from sales of investments ................       258,901      518,837
    Purchase of non-current security investments ......    (1,018,691)    (276,551)
                                                          -----------    ---------
NET CASH FLOWS (USED) IN INVESTING ACTIVITIES .........   $  (983,010)   $(579,520)
                                                          -----------    ---------

CASH FLOWS FROM FINANCING ACTIVITIES
   Sales of common stock for cash .....................       981,441      427,161
   Increase in long term debt .........................       218,000         --
   Reduction of long term debt ........................      (464,727)     (83,699)
                                                          -----------    ---------
NET CASH PROVIDED BY FINANCING ACTIVITIES .............   $   734,714    $ 343,462
                                                          -----------    ---------

INCREASE (DECREASE) IN CASH ...........................       (10,404)      22,833
CASH AT BEGINNING OF YEAR .............................        29,009        6,176
                                                          -----------    ---------

CASH AT END OF YEAR ...................................   $    18,605    $  29,009
See note 3 for supplemental disclosures                   ===========    =========


                                           See notes to consolidated financial statements.

               THE CANTON INDUSTRIAL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1995 and 1994


NOTE 1:  ORGANIZATION AND OPERATIONS

ORGANIZATION
The Canton Industrial Corporation (the "Company") was incorporated in the State of Ohio on July 10, 1984 as The Canton Corporation and adopted its present name in May 1985. Effective May 3, 1993, the Company's domicile was changed to Nevada.

OPERATIONS
The Company provides financial consulting services and invests in undervalued property. The Company provides services and support functions to its clients including advice relating to regulatory compliance, document preparation, capital formation, financial analysis, promotional campaigns, debt settlement, and general corporate problem solving . Part of the Company's business operations includes the acquisition, management, leasing and sale of real estate.

REORGANIZATION
On February 22, 1988, the Company filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code. On November 7, 1994, the bankruptcy was discharged.

BASIS OF FINANCIAL STATEMENT PRESENTATION
The Company's financial statements have been presented on the basis that it is a going concern which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

COMPANY PLANS
The Company was discharged from bankruptcy in 1994 and no longer has to allocate time and resources in this area. Also, a number of unprofitable operations have been discontinued. This will save time and resources which the Company is now devoting to profitable activities.

The Company expects to generate sufficient cash flow to cover operating expenses, to meet its obligations and to generate revenues for expansion as set forth below:

         1.The  Company's   primary  source  of  revenue  is  through  providing
           consulting  services.  The Company is  increasing  its client base by broadening the type and number of clients. The Company currently targets public companies who are interested in the Company's services and private entities seeking to raise capital or becoming a public corporation. The Company has expanded its range of services to include large individual estates, non-profit and religious organizations. In order to acquire additional clients, the Company has expanded its Acquisition Department, increased its marketing efforts, and is constantly refining the its techniques for locating new clients.

               THE CANTON INDUSTRIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           December 31, 1995 and 1994


NOTE 1:  ORGANIZATION AND OPERATIONS (continued)

COMPANY PLANS (CONTINUED)

         2.The Company is expanding its real estate holdings to include a wide variety of commercial properties. The Company hopes to increase the revenues generated from these properties by increasing the occupancy of available rentable space and has engaged various companies and individuals to help lease and manage the real estate it owns. Real estate holdings are also available for sale at prices which will provide a reasonable return to the Company. Indications are that the commercial real estate market is continuing to improve and that there is a good demand for commercial rental space.

NOTE 2:     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company's accounting policies reflect current accounting practices and conform to generally accepted accounting principles. The following policies considered to be significant are:

Principles of Consolidation
The accompanying consolidated financial statements include the accounts of The Canton Industrial Corporation and its subsidiaries as summarized in Note 4.

All significant intercompany accounts and transactions have been eliminated in the consolidation.

ACCOUNTING METHOD
The accompanying financial statements have been prepared on the accrual method using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. All assets are listed at historical cost.

INCOME TAXES
The Company reports income and losses for financial reporting and income tax purposes on the accrual method of accounting in accordance with Financial Accounting Standards ("FAS") No. 109 with the cumulative effects reflected in the year ended December 31, 1993. FAS 109 requires deferred tax balances to be adjusted to reflect the tax rates in effect when those amounts are expected to become payable or refundable.

PROPERTY AND EQUIPMENT
Property and equipment are recorded at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the assets. Depreciation expense for 1995 and 1994 was $202,368 and $154,278, respectively. The cost of assets sold or retired and the related amounts of accumulated depreciation are removed from the accounts in the year of disposal. Any resulting gain or loss is reflected in current operations.

Expenditures for maintenance and repairs are expended as incurred; additions and improvements are capitalized.

SALES OF UNDEVELOPED LAND
The Company uses the deposit method for reporting sales of certain undeveloped land. Under this method the effective date of sale is deferred until substantial cash is collected. Until that time all cash received is accounted for as a deposit.

                THE CANTON INDUSTRIAL CORPORATION AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           December 31, 1995 and 1994


NOTE 2:     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

INVESTMENT SECURITIES
Marketable equity securities are stated at market value in accordance with Financial Accounting Standards ("FAS") No. 115. Valuation of other security investments is based on acquisition costs. Markdowns are made to reflect significant impairment in values. During 1995, a markdown was recorded of $94,295.

COMMON SHARES AND INCOME (LOSS) PER COMMON SHARE
All references to common shares are reflected as adjusted for the 1 for 10 reverse stock split approved on August 2, 1994. Income (loss) per common share is computed using the weighted average number of common shares outstanding (3,825,264 shares in 1995 and 2,621,243 shares in 1994).

INCOME OR LOSS PER SHARE
Income or loss per share of common stock is computed based on the weighted average number of common shares outstanding during the periods shown. The Company had common stock equivalents (CSE's) outstanding at December 31, 1995 and 1994 in the form of stock purchase options. The options are held by present and former employees. The inclusion of the outstanding options would not affect the income or loss per share in 1995 or 1994 and therefore such options have not been included in the weighted average number of common shares. If all outstanding options were exercised, the total proceeds would be approximately $464,000. The Company's outstanding common stock purchase options at December 31, 1995 are as summarized as follows:

                   Expiration   Exercise   No. of Shares
        Issue Date Date        Price       Subject to Options
        ---------- ----------  ---------  -------------------
        10/21/93   10/30/98        $4.44         98,472
        09/08/93   09/30/98        $4.44          6,000
                                          -------------------
                                          Total 104,472
                                          ===================

ISSUANCE OF COMMON STOCK

The Company frequently issues shares of its common stock to acquire assets, retire debt and pay for services. When stock is issued for services, the value of the stock and related services is determined by the Board of Directors. In the case of settling debt, the market value of the stock, the type and age of the debt and any other related factors are considered. In the case of assets acquired, the value is negotiated based on a combination of factors including, but not limited to:

                         The significance of the assets to the Company; The liquidity of the assets; The trading price and volume of the assets (if a security), etc.

Final approval of the basis for issuance of capital stock is made by the Board of Directors.

ENVIRONMENTAL COMPLIANCE AND REMEDIATION

Environmental expenditures are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and that do not have future economic benefit, are expensed. Expenditures which extend the life of the related property or mitigate or prevent future environmental contamination are capitalized. The Company determines its liability on a site by site basis and records a liability at the time when it is probable and can be reasonably estimated.

               THE CANTON INDUSTRIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           December 31, 1995 and 1994


NOTE 3:  SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

The following are supplemental disclosures of cash flow information:

     1.  Cash paid for interest was $256,457  in 1995 and $142,321 in 1994.
         2. Common stock was issued for the following purposes:

         1995

           Shares                                           Amounts
         ---------                                          -----------
           241,743     Issued for debt..................... $    82,315
           420,000     Issued for other assets.............     267,750
           407,000     Issued for services - related party.     148,452
           390,451     Issued for services.................      83,650
         ---------                                          -----------
         1,459,194                                          $   582,167
         =========                                          ===========


         1994

           Shares                                           Amounts
         ---------                                          -----------
            17,824     Issued for debt..................... $     5,053
            75,000     Issued for securities...............       7,500
            88,670     Issued for other assets.............      94,600
           260,402     Issued for services - related party.     186,553
           454,844     Issued for services.................     451,975
         ---------                                          -----------
           896,740                                          $   745,681
         =========                                          ===========



During 1995, the Company incurred mortgage debt of $1,200,000 in connection with a land acquisition.

During 1994, the Company assumed mortgages of $827,840 related to various properties.

               THE CANTON INDUSTRIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           December 31, 1995 and 1994

NOTE 4:   SUBSIDIARIES

Canton Financial Services Corporation
Canton Financial Services Corporation, a Utah corporation, ("CFS"), was formed by the Company on June 8, 1994. CFS, a wholly-owned subsidiary of the Company, provides a wide range of consulting services, primarily for public companies.

Canton Personnel, Inc.
Canton Personnel, Inc., a Utah corporation ("CPI), was incorporated by the Company on January 21, 1994 for the purpose of managing the various personnel and payroll operations of the Company and its subsidiaries. CPI, a wholly-owned subsidiary, does not currently have any tangible assets.

Canton Properties I, Inc.
Canton Properties I, Inc., a Utah corporation ("CPII"), was incorporated by the Company on May 4, 1994 for the purpose of acquiring, owning and managing the property it acquires. On June 21, 1994, CPII, a wholly-owned subsidiary of the Company, purchased a two-thirds undivided interest in the land located at 238 West 400 South, Salt Lake City, Utah. On May 26, 1995, CPII sold its interest in the property and recorded a gain on the sale of assets of $71,660.

Canton Tire Recycling of West Virginia
Canton Tire Recycling of West Virginia, Inc. ("CTRWV"), was incorporated by the Company on February 25, 1993 for the purpose of acquiring, owning and managing the Parkersburg Terminal. CTRWV, a wholly-owned subsidiary of the Company, purchased the Parkersburg Terminal on May 15, 1993.

Canton's Wild Horse Ranch, Inc.
Canton's Wild Horse Ranch, Inc., an Arizona corporation ("CWHR"), was incorporated by the Company on November 10, 1993 for the purpose of leasing, acquiring, owning and managing property related to the Wild Horse Ranch. CWHR, a wholly-owned subsidiary of the Company, has ceased operations due to a lack of profitability.

Canton's Wild Horse Ranch, II
Canton's Wild Horse Ranch, II, an Arizona corporation ("CWHRII"), was incorporated by the Company on February 3, 1994, for the purpose of expanding Canton's Wild Horse Ranch. On February 16, 1994 CWHRII, a wholly-owned subsidiary of the Company, acquired ten acres of raw, unimproved land adjacent to the Ranch suitable for expansion of the Ranch.

West Jordan Real Estate Holdings, Inc.
West Jordan Real Estate Holding, Inc., a Utah corporation ("WJREH"), was incorporated by the Company on June 7, 1994 for the purpose of acquiring, owning and managing a specific property. On August 31, 1995, WJREH, a wholly-owned subsidiary of the Company, entered into a lease with an option to purchase a retail shopping plaza in Salt Lake City, Utah.

Oasis International, Inc.
Oasis International, Inc., a Nevada corporation ("Oasis"), was incorporated by the Company on November 20, 1995 for the purpose of acquiring, owning and managing a specific property. On December 27, 1995, Oasis, a wholly-owned subsidiary of the Company, purchased land in Elko County, Nevada.

               THE CANTON INDUSTRIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           December 31, 1995 and 1994


NOTE 4:     SUBSIDIARIES (CONTINUED)

Oasis International Hotel & Casino, Inc.
Oasis International Hotel & Casino, Inc., a Nevada corporation ("OIHC"), was incorporated by the Company on November 20, 1995 for the purpose of acquiring, owning and managing a specific property. On December 27, OIHC, a wholly-owned subsidiary of the Company, purchased land in Elko County, Nevada.

Oasis Property Management Services, Inc.
Oasis Property Management Services, Inc., a Nevada corporation ("OPMS"), was incorporated by the Company on November 20, 1995 for the purpose of operating the facilities in Elko County, Nevada. On December 27, 1995, OPMS, a wholly-owned subsidiary of the Company, commenced operation of the facilities in Elko County, Nevada.

KMC Foods, Incorporated
KMC Foods, Incorporated, a Virginia corporation ("KMC"), was purchased by the Company in 1993. The Company acquired KMC and the mortgage on the former KMC food plant and warehouse ("KMC Plant") in exchange for the issuance of the Company's restricted common stock. The KMC Plant, located on approximately 65 acres in Cheriton, Virginia, has railroad spur access with the Penn Central Railroad and structures for the manufacture, storage and distribution of food products on property zoned for industrial use. The KMC Plant has been vacant and used by the Company since its acquisition. The Company is seeking buyers or tenants for the building. KMC Foods, Inc. was incorporated on April 12, 1988 under the laws of Virginia.

Canton Industrial Properties Management Corporation of Salt Lake City
Canton Industrial Properties Management of Salt Lake City, a Utah corporation ("CIPMC"), was incorporated by the Company on October 30, 1994 for the purpose of acquiring, owning and managing property. On October 9, 1993, CIPMC purchased an office building at 202 West 400 South in downtown Salt Lake City. The property is an 18,000 sq. ft. office building with two stories of interior rentable space and above ground level parking. CIPMC was a wholly-owned subsidiary of the Company until the fourth quarter of 1995 when the subsidiary sold additional shares in a private placement offering pursuant to a Regulation D, 504 Offering and diluted the Company's ownership to just over fifty percent.

Canton Industrial Corporation of Salt Lake City
Canton Industrial Corporation of Salt Lake City, a Utah corporation ("CICSLC"), was incorporated by the Company on September 29, 1993 for the purpose of acquiring, owning and managing the Plandome Building. On September 30, 1993, CICSLC acquired the Plandome Building located at 69-75 East 400 South, Salt Lake City, Utah. CICSLC was a wholly-owned subsidiary of the Company until the fourth quarter of 1995 when the subsidiary sold additional shares in a private placement offering pursuant to a Regulation D, 504 Offering and diluted the Company's ownership to just over fifty percent.

Canton Commercial Carpet Corporation
Canton Commercial Carpet Corporation, a Utah corporation ("CCCC"), was incorporated by the Company on January 21, 1994 for the purposes of distributing and wholesaling commercial carpet. On May 23, 1994, CCCC entered into a lease with an option to purchase real property located at 268 West 400 South in Salt Lake City, Utah. On February 1, 1995, the Company relocated its corporate headquarters to this Building. CCCC was a wholly-owned subsidiary of the Company until the fourth quarter of 1995 when the subsidiary sold additional shares in a private placement offering pursuant to a Regulation D, 504 Offering and diluted the Company's ownership to just over fifty percent.

               THE CANTON INDUSTRIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           December 31, 1995 and 1994


NOTE 4:     SUBSIDIARIES (CONTINUED)

TAC, Inc.
TAC, Inc., a Utah corporation ("TAC"), was formed by Logos International, Inc. ("Logos") an affiliate of the Company, on August 27, 1992. TAC was acquired from Logos on December 30, 1994 pursuant to a Settlement Agreement (See Note 9). TAC's operations consisted of asset recovery, pawn and loan, automotive, and indoor storage businesses. These businesses have been discontinued due to lack of profitability. TAC has a lease on a portion of a warehouse facility with an option to purchase the entire facility consisting of approximately 60,000 square ft. located in West Jordan, Utah. TAC was a wholly-owned subsidiary of the Company until the fourth quarter of 1995 when the subsidiary sold additional shares in a private placement offering pursuant to a Regulation D, 504 Offering and diluted the Company's ownership to just over fifty percent.

Wasatch Capital Corporation
Wasatch Capital Corporation, a Utah corporation ("Wasatch") was incorporated on June 10, 1991. The Company acquired a 20% interest in Wasatch on December 30, 1994 in exchange for the Company advancing monies to exercise an option to purchase real estate located at 55-57, 61-65 West 100 South, Salt Lake City, Utah (the "Bennett Building"). Wasatch is consolidated because the Company, through its officers, directors and affiliates, exercises significant control over the decisions and operations of Wasatch. The Company's investment is secured by the Bennett Building and Wasatch is not allowed to dilute the Company's interest in Wasatch or lease, sell, exchange, or encumber the property in any way unless the Company approves.

Thistle Properties, Inc.
Thistle Properties, Inc., an Illinois corporation ("Thistle") was acquired by the Company on May 12, 1995 as a result of a Mutual Release Agreement between the Company, ATC II and Thistle (Please see Note 16 for additional information on this transaction). Thistle holds title to the Canton Plant in Canton, Illinois.

42 Exchange Place - Disposition
42 Exchange Place, Inc., a Utah corporation, was incorporated by the Company on April 21, 1994, for the purpose of acquiring, owning and managing a specific property. On September 28, 1994, 42 Exchange Place, a wholly owned subsidiary of the Company, purchased property located at 42 Exchange Place, Salt Lake City, Utah. On August 4, 1995, the Company sold this corporation and realized a gain of $70,544.

Canton Tire Recycling, Inc. - Disposition
On September 30, 1994, the Company transferred ownership of Canton Tire Recycling Inc., ("CTR"), an Illinois company (formerly, a wholly owned subsidiary of the Company) to Sabina Services, Inc., a Utah corporation. Sabina is owned by a former officer of CTR. The transfer resulted in a gain from disposition of a subsidiary of $329,182. Although Sabina assumed most of the liabilities, the Company could still be liable for some payroll taxes. Therefore, $51,186 is still included in accrued payroll taxes of the Company.



                 [THIS SPACE HAS BEEN INTENTIONALLY LEFT BLANK]



                                         THE CANTON INDUSTRIAL CORPORATION AND SUBSIDIARIES
                                       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                                     December 31, 1995 and 1994


NOTE 5:     LONG-TERM DEBT

Long-term debt consists of the following at December 31, 1995:
                                                                              1995
                                                                        ----------
  Mortgage payable, BP&G (10%), monthly payments
   of $7,929, due 11/99 .............................................   $  563,195
  Mortgage payable, Rich Bennion, (9%) monthly
   payments of $4,780, due 10/99 ....................................      565,571
  Mortgage payable, Rick Lucas Keogh (9%)
   monthly payments of $1,575, due 11/03 ............................      167,825
  Mortgage payable, Mark Cummings (9%)
   monthly payments of $1,350, due 11/03 ............................      140,000
  Mortgage payable, Title Security Agency (8%),
   monthly payments of $825, due 2/99 ...............................       59,224
  Note payable,  Paul R. Rubey (5%), due 10/98 ......................      100,000
  Note payable, Squires Construction (9.75%),
   monthly payments of $5,598, due 2/95 .............................       10,244
  Mortgage payable, Solar Logos Foundation, (7%), quarterly
    payments of interest only until 1/99, due 7/04 ..................      900,000
  Mortgage payable, Howard Bernstein, (18%), monthly payments
    of interest only, due 12/97 .....................................      300,000
  Note payable to The Capital Company, (18%), monthly payments
    of interest only until 2/96, $5,000 monthly thereafter,  due 4/97       60,500
  Note payable to The Capital Company, (18%), monthly payments
    of interest only until 4/96, $5,000 monthly thereafter,  due 3/97       57,500
  Note  payable to  Lexington  Sales, (18%),  interest only payments,
    due 9/96 ........................................................       47,250

  Total .............................................................    2,971,309

  Current portion ...................................................      206,552
                                                                        ----------
Long-term portion ...................................................   $2,764,757
                                                                        ==========

Scheduled principal reductions are as follows:



                  December 31, 1996                  206,552
                  December 31, 1997                  395,880
                  December 31, 1998                  172,880
                  December 31, 1999                1,088,932
                  Thereafter                       1,107,137
                                               -------------
                                               $   2,971,309

               THE CANTON INDUSTRIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           December 31, 1995 and 1994


NOTE 6:         FEDERAL INCOME TAXES

At December 31, 1995, the Company had net operating loss carryovers of approximately $3,714,000. The net operating loss carryovers expires as follows:

                                            Expiration
                Loss Year                   Date                Amount
                ---------                   ----------          -------------
                12/31/91                    12/31/2006         $    1,248,000
                12/31/92                    12/31/2007                229,000
                12/31/93                    12/31/2008              1,616,000
                12/31/94                    12/31/2009                 71,000
                12/31/95                    12/31/2010                550,000
                                                                -------------
                                                               $    3,714,000
                                                                =============

At December 31, 1995, the Company has a capital loss carryover of approximately $1,509,000 which expires December 31, 1998.

No benefit resulting from loss carry forwards has been reported in the financial statements because the Company believes there is at least a fifty percent (50%) chance that the carry forwards will expire unused. Accordingly, the tax benefit of the loss carry forward has been offset by a valuation allowance of the same amount. The expected tax benefit resulting from applying federal statutory tax rate to the pretax loss differs from amounts reported in the financial statements because of the increase in valuation allowance. Certain provisions of the tax law may limit the net operating loss and capital loss carryovers in the event of a significant change in ownership of the Company.

NOTE 7: REAL ESTATE TAXES PAYABLE

The Company owes real estate taxes and assessments of approximately $317,751 (including penalties and interest) as of December 31, 1995.

Unpaid property taxes consist of the following:

   Canton Plant - Canton, Illinois............................  $    227,309
   202 West 400 South Property - Salt Lake City, Utah.........         5,737
   Pima County Property - Tuscon, Arizona.....................         3,554
   Plandome Building - Salt Lake City, Utah...................        71,450
   268 West 400 South Property - Salt Lake City, Utah.........         6,843
   Wallace / Bennett Building - Salt Lake City, Utah..........         1,399
   Parkersburg Terminal - Parkersburg, West Virginia..........         1,459
                                                                   ---------
                                                                $    317,751
                                                                   =========

NOTE 8:  DEBENTURES RECEIVABLE

During the quarter ended September 30, 1993, the Company sold debentures with a cost of $2,000,000 for 4,000,000 shares of Logos stock and a note receivable from Logos in the amount of $1,000,000. This transaction resulted in a loss of $937,500.

The remaining debentures receivable were canceled during 1994.

               THE CANTON INDUSTRIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           December 31, 1995 and 1994



NOTE 9:         RELATED PARTY TRANSACTIONS

1.   A-Z Professional Consultants, Inc.
     During the year ended December 31, 1994, A-Z Professional Consultants, Inc. ("A-Z"), a beneficial owner of more than 5% of the Company's common stock, advanced approximately $479,000 for operating expenses of the Company. The company repaid approximately $410,000 to A-Z for such advances.

     On January 24, 1994, the Company entered into a Debt Conversion Agreement with A-Z. The Debt Conversion Agreement settled a loan under which $517,950 was originally loaned to the Company by Abbot Products, Inc. ("Abbot"), a former affiliate of the Company. A-Z purchased the loan from Abbot and agreed to accept 59,003 shares of the Company's restricted common stock in exchange for cancellation of the remaining balance of the loan, equal to $182,909. The Company's stock given to A-Z under the agreement was calculated at 25% of the market bid price on the date of the agreement.

     Since 1992, A-Z has had agreements with the Company to provide consulting services, office space, supplies and equipment.

     Upon expiration of the prior Amended Management & Consulting Contract, the Company entered into a new one year Consulting Agreement, dated June 1, 1994 but effective May 7, 1994. Under the Consulting Agreement, the Company must pay A-Z $8,000 or 20,000 shares of the Company's restricted common stock each month. Instead of paying cash or issuing stock for services rendered through August 6, 1994, the Company and A-Z agreed that the Company would assign its interest in a note made by TAC and transfer carpet credits to A-Z. The Company's interest in the note and the credits were valued at $15,424 and $8,810 respectively. On September 30, 1994, A-Z and the Company terminated the Consulting Agreement. The Company agreed to pay A-Z for consulting fees earned and expenses incurred through the termination date and issued 80,000 shares of the Company's common stock in full settlement. On August 30, 1995 the Company and A-Z entered into a one year Consulting Agreement whereby the Company agreed to again retain A-Z as one of its primary consultants. The agreement provides for 40,000 shares of the Company's common stock to be issued monthly.

            On December 22, 1995, the Company entered into a Stock Option Agreement with A-Z. Pursuant to the agreement, the Company granted options giving the right to purchase a quantity of shares of the Company's common stock equivalent to 26% of the issued and outstanding shares on the exercise date, with an established exercise price of $0.59 per share.

2.   Logos International, Inc.
     1994
     On September 22, 1994, Logos International, Inc. ("Logos") entered into a Debt Settlement Agreement with the Company. Logos was indebted to the Company $186,382 for cash advances and services rendered to Logos. The Company accepted assets of equal value in settlement. Those assets included artwork and stock.

     On September 26, 1994, Canton Financial Services Corporation ("CFS") assumed $100,000 of debt in the form of two promissory notes owed by Logos to two individuals. In exchange for the assumption of such debt, CFS accepted stock owned by Logos in four entities.

               THE CANTON INDUSTRIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                December 31, 1995


NOTE 9: RELATED PARTY TRANSACTIONS (continued)


3.   Richard Surber
     On September 30, 1994, the Company retained Investment Sanctuary Corporation, a Utah corporation ("ISC") owned 100% by Richard Surber ("Mr. Surber"), to provide consulting services. The agreement calls for the Company to pay ISC $20,000 per month effective January 1, 1995, either in cash or shares of the Company's restricted common stock valued at one-half of the average between the low bid and ask price to be paid on quarterly basis. On May 4, 1995 the Company issued 167,000 shares of its common stock under the Company's 1994 Stock Option Plan as payment under the agreement.

     Mr. Surber entered into several Consulting Agreements to provide various consulting services to clients, with the assistance of the Company's consultants and certain employees. Payments were made in shares of the clients' stock, which were later sold providing income to the Company in the amount of $134,500.

     Mr. Surber entered into a Consulting Agreement with Belmac Corporation on September 1, 1994 to provide consulting services, with the assistance of the Company's consultants and certain employees. Belmac canceled the agreement after payment for initial services was made in 218,182 shares of Belmac's common stock. The shares were liquidated prior to December 31, 1994.

            On December 22, 1995, the Company entered into a Stock Option Agreement with ISC. Pursuant to the agreement, the Company granted options giving the right to purchase a quantity of shares of the Company's common stock equivalent to 25% of the issued and outstanding shares on the exercise date, with an established exercise price of $0.59 per share.

     On June 16, 1994, CFS entered into a Consulting Agreement with Applied Technology, Inc. ("APTC"). At that time, Mr. Surber was the President and a Director of APTC. Certain disputes later arose among the Company, CFS, Richard Surber and APTC and certain other parties related to APTC. On December 16, 1994, the Company, CFS, Richard Surber and APTC and certain other parties entered into a Settlement Agreement. The Settlement Agreement canceled the Consulting Agreement, thereby reducing the amount of proceeds CFS would have received. CFS received fees earned through November, 1994 totaling approximately $317,000 in cash. Richard Surber received 266,667 shares of APTC's shares of restricted stock as part of the settlement and resigned from all positions with APTC. The Settlement Agreement was a mutual release from all claims that arose prior to the date of the Settlement Agreement.

4.   Thistle Properties, Inc. - Foreclosure on Canton Property
     On August 23, 1994, but effective June 20, 1994, the company entered into a Real Estate Sales Agreement ("RESA") with Thistle Properties, Inc. ("Thistle"). On the effective date of both the RESA and an amended RESA, Richard Surber was an executive officer of Thistle's parent company, ATC II, Inc., although at the time the agreements were actually executed, Mr. Surber was not an officer or director of ATC II, Inc. and did not have any authority to approve or disapprove any transactions being contemplated by ATC II, Inc. or any of its subsidiaries.

            On May 4, 1995 the Company served Thistle with a Notice of Default of the Real Estate Lien Note entered into pursuant to the amended RESA. The Company subsequently executed a Mutual Release with ATC II and Thistle effective May 12, 1995. The net effect of the Mutual Release is that Thistle, which holds title to the Canton Plant, is now a wholly-owned subsidiary of the Company. This resulted in a loss of $562,406. A gain on the sale of $752,467 had been previously recorded by the Company during the third quarter of 1994.



               THE CANTON INDUSTRIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                December 31, 1995


NOTE 10:    INVESTMENT SECURITIES


         Company                     Shares       Amount
- ---------------------------------   ---------    -------
NobelTek Products, Inc. .........   2,500,000   $  1,000
ATC II ..........................   2,364,223     26,000
Air Vegas .......................     325,214     32,521
Alaska Glacier ..................         190      1,000
Applied Technology ..............      40,500     49,800
Banyan Mgmt LPU-I ...............       2,000        347
Banyan Mgmt LPU-II ..............       2,000        108
Basic Natural Resources .........     600,000      1,000
BRIA Communications .............   1,614,721    188,519
Global ..........................      86,900      1,000
Hull ............................   1,000,000      1,000
Juniper .........................      23,000      1,610
Logos (nka OMAP) ................     149,821     21,656
Novamed .........................      95,295      1,000
Oasis Hotel, Resort & Casino - I      914,050     85,950
Oasis Hotel, Resort & Casino - II     914,050     85,950
Porton ..........................     180,000      9,000
Sterling AKG ....................         200      1,000
Tianrong ........................   1,007,159    454,245
Topguard ........................     150,000      1,000
United Entertainment ............      40,500      1,000
Vu Data .........................       4,000      3,690
                                                --------
                                                $968,396
                                                ========


Investments in equity securities that have readily determinable fair values are stated at their market value in accordance with Financial Accounting Standards ("FAS") No. 115. None of the above securities meet the specified requirement of FAS No. 115. Valuation of other equity security investments are based on acquisition costs. Markdowns are made to reflect significant impairment in values. During 1995, a markdown of $94,295 was recorded.

               THE CANTON INDUSTRIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                December 31, 1995


NOTE 11:     MORTGAGES AND NOTES RECEIVABLE

PEMSCO
Through the Company's acquisition of KMC Foods, Inc. on June 4, 1993, the Company acquired a first mortgage note, payable on demand, in the amount of $353,000 which is secured by real property in Cheriton, Virginia. The Company also acquired at that time an unsecured demand note in the amount of $122,000. The debtor on both instruments is Potomac Engineering and Management Systems Company, Inc. ("PEMSCO"). A demand for payment in March 1995 was not honored. The Company has signed a settlement that would result in full payment of the debt. If the terms of the settlement are not met, the Company could foreclose on the property. The Company believes that the fair value of the property exceeds the amounts due from this debtor. No interest has been accrued on these notes. For additional information, please see NOTE 13: CONTINGENT LIABILITIES - CHERITON VIRGINIA PROPERTY - ENVIRONMENTAL PROBLEM.

Delmar Janovec
The Company became a creditor in 1994 on a non-recourse secured promissory note in the amount of $1,248,046 from Delmar Janovec, secured by shares of KLH Engineering Group, Inc. owned personally by Delmar Janovec. In that same year, the Company believed that the value of the note was impaired and reduced its value to $483,027, an amount which was based on the fair value of the security. In April 1995, the Company filed suit to enforce certain terms of the note agreement, on of which was to complete proper delivery of the collateral to the escrow agent. The Plaintiff in the case has made offsetting counter claims. A trial court has ordered the case to mediation with the concurrence of both parties. The Company believes that additional impairment in value of this note is possible, however, due to the uncertainties of pending litigation, it is unable to estimate such loss as of December 31, 1995. No interest has been accrued on this note. For additional information, please see NOTE 13: CONTINGENT LIABILITIES - CANTON INDUSTRIAL CORPORATION AND CANTON INDUSTRIAL OF SALT LAKE CITY vs. DELMAR JANOVEC AND KLH ENGINEERING GROUP, INC.


Associated Technologies
On March 23, 1995, the Company entered into an Agreement of Purchase and Sale with Associated Technologies, Inc. relating to certain equipment. Under the agreement Associated Technologies is required to pay the Company $60,000 over a 5 year period. Each $12,000 payment is due on or before March 1 of each year, with the final payment due in the year 2000.

The above receivables are included in the financial statements as follows:


            Mortgages receivable:
                PEMSCO ................   $353,000
                                          --------
                                          $353,000
                                          ========
            Notes receivable:
                PEMSCO ................   $122,000
                Associated Technologies     60,000
                Delmar Janovec ........    483,027
                                          --------

                                          $665,027

            Less current portion ......     12,000

                                          $653,027
                                          ========

               THE CANTON INDUSTRIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                December 31, 1995


NOTE 12:    STOCK SUBSCRIPTION RECEIVABLE

A stock subscription in the amount of $375,000 for 9,836,238 shares was canceled pursuant to a Settlement Agreement between Metallurgical Industries and the Company on December 16, 1994.

A stock subscription in the amount of $375,000 for 750,000 shares was also canceled pursuant to a new agreement with Topguard (U.K.) dated June 16, 1994. The original Acquisition Agreement was canceled due to the Company's new philosophy of not acquiring operating companies.

NOTE 13:    CONTINGENT LIABILITIES

1.   Canton Property - environmental cleanup
     A legal action was filed in September, 1993 against the Company seeking the cleanup of tires and toxic paint drums at the plant in Canton, Illinois. (A previous lawsuit brought against the Company by Coleman Chemical, Inc. was for the cost of removing the toxic drums located at the Plant.) An Interim Order for the cleanup of the property was entered and approved by the court on March 8, 1994. Pursuant to the Interim Order, the sum of $140,000 was to have been deposited in an escrow account by May 15, 1994 to provide a fund to cleanup the tires. The cleanup fund was to be established in the State of Illinois and the funds were to be subject to Court approval prior to being withdrawn. Under the order, the cleanup was to be completed no later than December 31, 1995, if not, the Court could impose a penalty of $14,000. If the Interim Order is not complied with, the Court may impose additional penalties up to $50,000 for the occurrence plus $10,000 per day from the date of the violation. The Company did not deposit the required funds, however, the cleanup effort began during 1995 and the Company expended $132,843 in its efforts to remove the tires from the facility. The Company's balance sheet at December 31, 1995 included an additional accrued amount of $160,000 representing its estimate of the cost to complete the project. The potential exposure for such cost is estimated to range from $160,000 to a reasonable upper exposure of $400,000.

2.          Parkersburg Terminal - environmental investigation
     The Parkersburg Terminal is subject to an investigation by the West Virginia Division of Environmental Protection and has received a Notice of Violation regarding storage tanks and certain alleged stains and hydrocarbon contamination at the site. The Notice of Violation requires that certain tests be performed. The Company has retained an environmental engineering firm regarding the scope of testing required. Currently it is estimated that the testing will cost about $8,000. The cost of further remedial action will depend on the outcome of the tests. The potential liability will remain uncertain until the testing is completed.

3.   Xeta Corporation
     Xeta is seeking recovery of funds alleged to have been improperly transferred to the Company by ATC II, Inc. ("ATC") The amount sought by Xeta is $116,000, an amount equal to that transferred by ATC to the Company for consulting services and other expenses incurred for the benefit of ATC. The Company believes that it provided bona fide services to ATC and intends to contest the case vigorously.

               THE CANTON INDUSTRIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                December 31, 1995

NOTE 13:    CONTINGENT LIABILITIES (continued)


4.   Cheriton Virginia Property - Environmental Problem
     KMC Foods, Inc. holds a promissory note secured by real property in the city of Cheriton, Virginia. The Virginia State Water Control Board has notified KMC that there was a leaking underground storage tank on the property and that there may be other related contamination problems. A full evaluation of the extent of the problem and the related costs of cleanup has not been produced by the current title holder to the property. A written demand for payment of the note secured by the property has been served upon the title holder. Discussions are continuing with regard to settlement of the note and the issues raised by the state of Virginia. For additional information concerning the note on the KMC property, please see NOTE 11: MORTGAGES AND NOTES RECEIVABLE - PEMSCO.

5.   NICA vs. The Canton Industrial Corporation
     A suit was filed against the Company in California on December 30, 1994. NICA is seeking to recover damages of approximately $20,000 related to a contract with another party. The Company had denied all liability and will vigorously defend itself against the claims asserted in the lawsuit. Management believes such suit to be groundless.

6. Canton Industrial Corporation and Canton Industrial of Salt Lake City vs. Delmar Janovec and KLH Engineering Group, Inc.
     A suit was filed by the Company in Utah on April 19, 1995. The Company is seeking enforcement of the August 31, 1994 Settlement Agreement and Mutual Release to which the company, Janovec and KLH were parties. The Company filed suit to enforce certain terms of the note agreement, one of which was to complete proper delivery of the collateral to the escrow agent. The Plaintiff in the case has filed a counterclaim. The company believes all issues raised by the counterclaim were either resolved by the Settlement Agreement or are groundless. A trial court has ordered the case to mediation with the concurrence of both parties. For additional information on the note agreement, please see NOTE 11: MORTGAGES AND NOTES RECEIVABLE - DELMAR JANOVEC.

NOTE 14:    LEASE COMMITMENTS

The Company is obligated under three operating leases of approximately $15,460 per month on three buildings it rents. One lease is for ten years expiring May, 2004, the second is for 42 months, expiring July, 1996, and the third is for 3 years expiring August, 1998. During 1995, $140,540 was paid for rent which is included in the statements of operations under the caption General and Administrative expenses.

            Scheduled rent payments are as follows:

                  December 31, 1996 ...............................   $154,343
                  December 31, 1997 ...............................    123,143
                  December 31, 1998 ...............................    100,492
                  December 31, 1999 ...............................     55,192
                  December 31, 2000 ...............................     55,192
              Thereafter ..........................................    183,960
                                                                      --------
                                                                      $672,322
                                                                      ========
The Company has treated the leases as operating leases. The Company does have an option to purchase all three buildings.

               THE CANTON INDUSTRIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                December 31, 1995


NOTE 15:    STOCK OPTION PLANS AND AGREEMENTS

During 1994, the Company established a new stock option plan for its employees and consultants (The 1994 Stock Option Plan of the Canton Industrial Corporation"). Each option issued under the plan has a term of five years and an exercise price of either the average of the closing bid and ask price for the Stock over the 20 day trading period immediately prior to the date of grant or the bid price on the date of grant as determined by the Board of Directors or an Authorized Committee.. Under the plan, up to 500,000 shares can be issued. In 1994, 203,584 shares were issued under the plan. In 1995, the Company issued the balance of the shares under the plan.

On December 22, 1995, the Company entered into a Stock Option Agreement with A-Z Professional Consultants. Pursuant to the agreement, the Company granted options giving the right to purchase a quantity of shares of the Company's common stock equivalent to 26% of the issued and outstanding shares on the exercise date, with an established exercise price of $0.59 per share.

On December 22, 1995, the Company entered into a Stock Option Agreement with Investment Sanctuary Corporation. Pursuant to the agreement, the Company granted options giving the right to purchase a quantity of shares of the Company's common stock equivalent to 25% of the issued and outstanding shares on the exercise date, with an established exercise price of $0.59 per share.

NOTE 16:    LOSS ON FORECLOSURE

On August 23, 1994, but effective June 20, 1994, the company entered into a Real Estate Sales Agreement ("RESA") with Thistle Properties, Inc. ("Thistle"). On the effective date of both the RESA and an amended RESA, Richard Surber was an executive officer of Thistle's parent company, ATC II, Inc., although at the time the agreements were actually executed, Mr. Surber was not an officer or director of ATC II, Inc. and did not have any authority to approve or disapprove any transactions being contemplated by ATC II, Inc. or any of its subsidiaries.

On May 4, 1995 the Company served Thistle with a Notice of Default of the Real Estate Lien Note entered into pursuant to the amended RESA. The Company subsequently executed a Mutual Release with ATC II and Thistle effective May 12, 1995. The net effect of the Mutual Release is that Thistle, which holds title to the Canton Plant, is now a wholly-owned subsidiary of the Company. This resulted in a loss of $562,406. A gain on the sale of $752,467 had been previously recorded by the Company during the third quarter of 1994.

NOTE 17:    SALE OF STOCK BY SUBSIDIARIES

During 1995, the Company  realized a gain when four of its  subsidiaries  issued previously  unissued shares to minority  interests for cash, and at prices which
were  greater  than  the  Company's   carrying  amount  per  share.   Additional
information about the transactions follows:

                                       Company's  Interest     Price    Number
                                       Before     After        Per      of
Subsidiary                             Issuance   Issuance     Share    Shares      Amount     Gain
- ----------                             --------   ---------    -----    --------    --------   -------
*CICSLC ............................       100%         50%   $  .20     500,000   $ 100,000  $ 81,971
*TAC ...............................       100%         50%   $  .20     500,000     100,000       736
*CCCC ..............................       100%         50%   $  .20     500,000     100,000    40,121
*CIPMC .............................       100%         50%   $  .20     500,000     100,000    29,138
                                                                                    --------   -------
                                                                                   $ 400,000  $151,966
                                                                                    ========   =======

*Refer to note 4 for additonal information about each subsidiary and the nature of its operations.

ANDERSEN ANDERSEN & STRONG, L. C.                 941 East 3300 South, Suite 202
Certified Public Accountants and Business Consultants   Salt Lake City, UT 84106
Member SEC Practice Section of the AICPA                Telephone: (801)486-0096
                                                              Fax: (801)486-0098
                                                     E-Mail: K Anderson @msn.com


Board of Directors and Shareholders
The Canton Industrial Corporation
Salt Lake City, Utah

Our examinations of the basic financial statements presented in the preceding section of this report were made primarily to from an opinion on such financial statements taken as a whole. The additional information, contained in the following pages, is not considered essential for the fair presentation of the financial position of The Canton Industrial Corporation and Subsidiaries, the results of their operations or cash flows in conformity with generally accepted accounting principles. The following information consisting of Schedule V and
Schedule VI is included to comply with reporting requirements of the Securities and Exchange Commission. Such data was subjected to the audit procedures applied in the examination of the basis financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.



/s/ Andersen Andersen & Strong
Salt Lake City, Utah
April 14, 1996



                                         THE CANTON INDUSTRIAL CORPORATION AND SUBSIDIARIES
                                             SCHEDULE V - PROPERTY, PLANT AND EQUIPMENT


                                      Balance at                               Balance
                                      Beginning      Additions                 at end
                                      of Period      at Cost     Retirement    of Period
                                     ----------      ---------   ----------    ---------
Year ended December 31, 1994:
            Land ..................   $  117,500   $  542,590   $   42,900   $  617,190
            Leasehold improvements         - 0 -       26,698        - 0 -       26,698
            Building and Structures    2,034,385      588,541      389,525    2,233,401
            Machinery and Equipment      629,439        - 0 -      129,439      500,000
            Furniture and Fixtures         3,783       90,175          172       93,786
            Trucks and Trailers ...       13,975        - 0 -       13,975        - 0 -
                                      ----------   ----------   ----------   ----------

                                      $2,799,082   $1,248,004   $  576,011   $3,471,075
                                      ==========   ==========   ==========   ==========


Year ended December 31, 1995:
            Land ..................   $  617,190   $1,734,150   $  104,840   $2,246,500
            Leasehold improvements        26,698        - 0 -        - 0 -       26,698
            Building and Structures    2,233,401      399,078      114,155    2,518,324
            Machinery and Equipment      500,000       98,374        - 0 -      598,374
            Furniture and Fixtures        93,786       26,728        2,401       18,113
                                      ----------   ----------   ----------   ----------

                                      $3,471,075   $2,258,330   $  221,396   $5,508,009
                                      ==========   ==========   ==========   ==========


                                         THE CANTON INDUSTRIAL CORPORATION AND SUBSIDIARIES
                                              SCHEDULE VI - ACCUMULATED DEPRECIATION OF
                                                    PROPERTY, PLANT AND EQUIPMENT


                                       Balance at                            Balance
                                       Beginning    Additions                at end
                                       of Period    at Cost    Retirement    of Period
                                      ----------   ----------  ----------   -----------
Year ended December 31, 1994:
            Land ...................  $   - 0 -   $   - 0 -   $   - 0 -    $   - 0 -
            Leasehold Improvements .      - 0 -       3,949       - 0 -        3,949
            Buildings and Structures    208,065      85,470     142,592      150,943
            Machinery and Equipment      67,355      57,498      11,103      113,750
            Furniture and Fixtures .        121       9,626          92        9,655
            Trucks and Trailers ....      - 0 -       - 0 -       - 0 -        - 0 -
                                       --------    --------    --------     --------
                                      $ 275,541   $ 156,543   $ 153,787   $  278,297
                                       ========    ========    ========     ========

Year ended December 31, 1995:
            Land ...................  $   - 0 -   $   - 0 -    $   - 0 -  $    - 0 -
            Leasehold Improvements .      3,949 (1)   4,428        - 0 -       8,377
            Building and Structures     150,943 (2) 262,827          906     412,864
            Machinery and Equipment     113,750 (3)  88,580        - 0 -     202,330
            Furniture and Fixtures .      9,655      14,895          372      24,178
                                       --------    --------    ---------   ---------
                                      $ 278,297  $  370,730    $   1,278  $  647,749
                                       ========    ========    =========   =========


            Includes amounts acquired from subsidiary:
                                                               (1)     $154,943
                                                               (2)       13,339
                                                               (3)           80

                                  APPENDIX III



                                  FORM OF PROXY
                      ANNUAL MEETING OF THE SHAREHOLDERS OF
                THE CANTON INDUSTRIAL CORPORATION, JUNE 18, 1996


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned hereby appoints Susan Waldrop (the "Proxy Holder"), secretary of The Canton Industrial Corporation (the "Company"), as proxy, with full power of substitution, to vote, as directed below, the shares of the Company's common stock which the undersigned is entitled to vote at the annual meeting of shareholders to be held at 268 West 400 South, Suite 300, Salt Lake City, Utah, on June 18, 1996, at 10:00 a.m., Mountain Daylight Time, or any adjournment(s) thereof (the "Annual Meeting").


         This proxy, when properly executed and returned to the Company as provided below, will be voted in the manner directed by the undersigned shareholder. If no direction is given, the Proxy Holder will vote the shares represented by this proxy FOR all proposals. The Board of Directors recommends voting FOR all proposals.

1. Amendment to Restated Articles of Incorporation Changing Company's Name to CyberAmerica Corporation;
                  FOR [ ]      AGAINST [ ] ABSTAIN [ ]


2. Election of Richard Surber, Philip Lamb and Lorin Pace as the Company's directors;
                  FOR ALL NOMINEES                   [ ]
                           For Nominee(s)


                  AGAINST ALL NOMINEES               [ ]
                           Against Nominee(s)

                  ABSTAIN AS TO ALL NOMINEES         [ ]
                           Abstain as to Nominee(s)

3. Ratification  of   Andersen,   Andersen,   and  Strong,  L. C.  as  Company's
   Independent Auditors for Fiscal Year Ending
   December 31, 1996;
                  FOR [ ]      AGAINST [ ]    ABSTAIN [ ]

4. The Company does not know of any matters that will be considered at the Annual Meeting other than the proposals described above. However, if any other matters should properly come before the Annual Meeting, Susan Waldrop or her substitute intends to vote the shares represented by the proxies according to her best judgment. FOR [ ] AGAINST [ ] ABSTAIN [ ]

================================================================================


PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON YOUR CERTIFICATE(S). WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY TO THE COMPANY IMMEDIATELY. YOU MAY RETURN THIS FORM BY FAXING A SIGNED COPY TO THE COMPANY'S CORPORATE OFFICES AT (801) 575-8340. YOU MAY ALSO RETURN THIS FORM BY MAIL, USING THE ENCLOSED ENVELOPE.


================================================================================

Date:___________________________


________________________________           _____________________________________
Name of Brokerage/Clearing House           Number of Shares Held


________________________________           _____________________________________
Signature                                  Signature (If Held Jointly)


________________________________           _____________________________________
Print Name                                 Print Name (If Held Jointly)